Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              DI INDUSTRIES, INC.,

                              DI MERGER SUB, INC.,

                               ROY T. OLIVER, JR.,

                                 MIKE L. MULLEN,

                                R.T. OLIVER, INC.

                                       AND

                           LAND RIG ACQUISITION CORP.

                                   MAY 7, 1996

                                TABLE OF CONTENTS
                                                                            PAGE
                                    ARTICLE I
                                   THE MERGER

1.1      The Merger...........................................................1
1.2      Closing Date.........................................................2
1.3      Consummation of the Merger...........................................2
1.4      Effects of the Merger................................................2
1.5      Certificate of Incorporation; Bylaws.................................2
1.6      Directors and Officers...............................................2
1.7      Cash Option..........................................................2
1.8      Conversion of Securities.............................................4
1.9      Exchange of Certificates; Fractional Shares..........................5
1.10     Stock Legends........................................................5
1.11     Taking of Necessary Action; Further Action...........................5
1.12     Adjustment...........................................................6

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

2.1      Representations and Warranties of DI and Sub.........................6
2.2      Representations and Warranties of LRAC and RTO......................16

                                   ARTICLE III
                  COVENANTS OF LRAC PRIOR TO THE EFFECTIVE TIME

3.1      Conduct of Business by LRAC and RTO Pending the Merger..............21
3.2      Registration Statement and Proxy Statement..........................22
3.3      Approval of Shareholders of LRAC and RTO............................22
3.4      Inquiries and Negotiations..........................................22
3.5      Access to Information...............................................22
3.6      Nonpublic Information...............................................22

                                   ARTICLE IV
                   COVENANTS OF DI PRIOR TO THE EFFECTIVE TIME

4.1      Conduct of Business by DI Pending the Merger........................23
4.2      Approval of Shareholders of DI......................................24
4.3      Registration Statement and Proxy Statement..........................25
4.4      Reservation of DI Stock.............................................25

                                        i

4.5      American Stock Exchange Listing.....................................25
4.6      Inquiries and Negotiations..........................................25
4.7      Financial Statements of DI..........................................26
4.8      Access to Information...............................................26

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

5.1      Accountants' Letters................................................27
5.2      Filings; Consents; Reasonable Efforts...............................27
5.3      Notification of Certain Matters.....................................27
5.4      Agreement to Defend.................................................27
5.5      Expenses............................................................28
5.6      DI's Board of Directors.............................................28
5.7      Indemnification.....................................................28
5.8      Tax Opinion.........................................................29
5.9      Tax Returns.........................................................29
5.10     Other Agreements....................................................29
5.11     Interim Financing...................................................30
5.12     Storage of Rigs.....................................................30

                                   ARTICLE VI
                                   CONDITIONS

6.1      Conditions to Obligation of Each Party to Effect the Merger.........30
6.2      Additional Conditions to Obligations of DI..........................31
6.3      Additional Conditions to Obligations of LRAC and RTO................32

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1      Termination.........................................................33
7.2      Effect of Termination...............................................34
7.3      Waiver and Amendment................................................34
7.4      Survival of Representations, Warranties and Agreements..............35
7.5      Public Statements...................................................35
7.6      Reorganization Status...............................................35
7.7      No Other Representations or Warranties..............................35
7.8      Assignment..........................................................35
7.9      Notices.............................................................35
7.10     Governing Law.......................................................36
7.11     Severability........................................................37
7.12     Counterparts........................................................37

                                       ii

7.13     Headings............................................................37
7.14     Entire Agreement; Third Party Beneficiaries.........................37
7.15     Disclosure Letter...................................................37
7.16     Consent to Specific Performance.....................................37

LIST OF SCHEDULES AND EXHIBITS

Schedule A     ..........  Description of Rigs
Schedule B     ..........  List of LRAC Shareholders
Schedule C     ..........  Excess Assets
Schedule D     ..........  RTO Liabilities
Exhibit A      ..........  Board Designees
Exhibit B      ..........  Form of Credit Agreement
Exhibit C      ..........  Form of Legal Opinion of Novakov, Davidson & Flynn
Exhibit D      ..........  Form of Legal Opinion of Short Wiggins Margo & Adler
Exhibit E      ..........  Form of Legal Opinion of Cokinos, Bosien & Young
Exhibit F      ..........  Form of Non-Competition Agreement
Exhibit G      ..........  Form of Warrant

                                       iii

                             INDEX OF DEFINED TERMS

Agreement         .............................................................1
Benefit Program or Agreement..................................................11
Cash Option       .............................................................1
Cash Option Shares.............................................................3
CERCLA            ............................................................15
Closing Date      .............................................................2
Code              .............................................................1
Commission        .............................................................9
Current Discussions...........................................................25
DGCL              .............................................................1
DI                .............................................................1
DI Acquisition Transaction....................................................26
DI Charter        .............................................................6
DI Commission Filings..........................................................9
DI Common Stock   .............................................................1
DI Disclosure Letter...........................................................7
DI Environmental Permits......................................................14
DI ERISA Affiliate............................................................11
DI Meeting        .............................................................3
DI Preferred Stock.............................................................7
DI Series A Preferred Stock....................................................7
DI Series B Preferred Stock....................................................7
DI Series B Warrants...........................................................7
DI Subsidiary     .............................................................7
Effective Time    .............................................................2
Environmental Laws............................................................14
ERISA             ............................................................11
Excess Assets     ............................................................18
Exchange Act      .............................................................9
Governmental Authority........................................................15
HSR Act           .............................................................8
LRAC              .............................................................1
LRAC Cash Option Price.........................................................2
LRAC Cash Option Shares........................................................3
LRAC Charter      ............................................................17
LRAC Common Stock .............................................................1
LRAC Shares       .............................................................4
M/O Acquisition Transaction...................................................22
M/O Common Stock  .............................................................1
M/O Shares        .............................................................4
Mailing Date      ............................................................25
Merger            .............................................................1
MME               ............................................................30

                                       iv

Mullen            .............................................................1
Non-Competition Agreement.....................................................29
Nonsurviving Corporations......................................................1
Norex             ............................................................30
Norex Lien        ............................................................30
OGCA              .............................................................1
Oliver            .............................................................1
Plan              ............................................................11
Proxy Statement   ............................................................25
RCRA              ............................................................15
Registration Statement........................................................25
Rigs              ............................................................18
RTO               .............................................................1
RTO Cash Option Price..........................................................3
RTO Cash Option Shares.........................................................3
RTO Charter       ............................................................17
RTO Common Stock  .............................................................1
RTO Environmental Permits.....................................................20
RTO Liabilities   ............................................................18
RTO Shares        .............................................................4
Securities Act    .............................................................5
Somerset          ............................................................22
Sub               .............................................................1
Surviving Corporation..........................................................1
Tax Returns       ............................................................13
Taxes             ............................................................13
USRE              ............................................................29

                                        v

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger, dated as of the 7th day of May, 1996 (the "Agreement"), is among DI Industries, Inc., a Texas corporation ("DI"), DI Merger Sub, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of DI ("Sub"), Roy T. Oliver, Jr. ("Oliver"), Mike L. Mullen ("Mullen"), R.T. Oliver, Inc., an Oklahoma corporation ("RTO"), and Land Rig Acquisition Corp., a Delaware corporation ("LRAC").

         WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, the respective Boards of Directors of DI, Sub, RTO and LRAC, and DI as the sole stockholder of Sub, have approved the merger of Sub and RTO with and into LRAC (the "Merger"), whereby the issued and outstanding shares of common stock, no par value, of LRAC ("LRAC Common Stock") not owned directly or indirectly by LRAC, and the issued and outstanding shares of common stock, par value $1.00 per share, of RTO ("RTO Common Stock" and, together with the LRAC Common Stock, "M/O Common Stock") not owned directly or indirectly by RTO will be converted into the right to receive shares of common stock, par value $.10 per share, of DI ("DI Common Stock"), except to the extent that holders of M/O Common Stock have elected to receive cash for a portion of the M/O Common Stock, as provided in Section 1.7 hereof (the "Cash Option");

         WHEREAS, Oliver and Mullen are the principal stockholders of LRAC and RTO and will be receiving DI Common Stock in the Merger;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Oklahoma General Corporation Act ("OGCA"), at the Effective Time (as defined in Section 1.3) Sub and RTO shall be merged with and into LRAC. As a result of the Merger, the separate corporate existence of Sub and RTO (sometimes referred to herein as the "Nonsurviving Corporations") shall cease and LRAC shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and all the properties, rights, privileges, powers and franchises of the Nonsurviving Corporations shall vest in the Surviving

                                        1

Corporation, without any transfer or assignment having occurred, and all debts, liabilities, obligations and duties of the Nonsurviving Corporations shall attach to the Surviving Corporation, all in accordance with the DGCL and the OGCA.

         1.2 CLOSING DATE. The closing of the transactions contemplated by this Agreement shall take place at the offices of Cokinos, Bosien & Young as soon as practicable after the satisfaction or waiver of the conditions set forth in
Article VI or at such other time and place and on such other date as the parties hereto shall agree, provided, that the closing conditions set forth in Article VI shall have been satisfied or waived at or prior to such time. The date on which such closing occurs is herein referred to as the "Closing Date."

         1.3 CONSUMMATION OF THE MERGER. As soon as practicable on the Closing Date, the parties hereto will cause the Merger to be consummated by filing (i) with the Secretary of State of Delaware a certificate of merger in such form as required by, and executed in accordance with the relevant provisions of, the DGCL and (ii) with the Secretary of State of Oklahoma a certificate of merger in such form as required by, and executed in accordance with the relevant provisions of, the OGCA. The "Effective Time" of the Merger as that term is used in this Agreement shall mean such time as the certificate of merger is duly filed with the Secretary of State of Delaware and the certificate of merger is duly filed with the Secretary of State of Oklahoma, or at such later time (not to exceed 90 days after the Closing Date) as is specified in the certificates of merger pursuant to the mutual agreement of the parties hereto.

         1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL and the OGCA.

         1.5 CERTIFICATE OF INCORPORATION; BYLAWS. The Certificate of Incorporation of LRAC, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and thereafter shall continue to be its Certificate of Incorporation until amended as provided therein and under the DGCL. The bylaws of LRAC, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and under the DGCL.

         1.6 DIRECTORS AND OFFICERS. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation at and after the Effective Time, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation at and after the Effective Time, in each case until their respective successors are duly elected or appointed and qualified. The directors and officers of DI at and after the Effective Time shall be as provided in
Section 5.6.

         1.7 CASH OPTION. Holders of M/O Common Stock may elect to receive cash for their shares of such stock in connection with the Merger in accordance with the following:

                  (a) Any holder of LRAC Common Stock may elect to receive $17,818.25 per share in cash (the "LRAC Cash Option Price") for some or all of such holder's shares, in

                                        2

         lieu of receiving DI Common Stock therefor pursuant to Section 1.8 hereof, by delivering to DI a duly executed letter of transmittal in the form agreed to by the parties hereto, together with the certificate or certificates for the shares of LRAC Common Stock as to which the Cash Option is being elected, before the close of business on the last business day prior to the date of the meeting of DI stockholders which shall be held to approve this Agreement and the Merger and all other matters contemplated hereby (the "DI Meeting"). The shares with respect to which such election is timely made are herein sometimes called "LRAC Cash Option Shares."All such elections shall be revocable in accordance with the terms of such letter of transmittal until the close of business on the last business day prior to the date of the DI Meeting and, if required by law, at any time which is later than 60 days after the date on which the Proxy Statement (as hereinafter defined) is first mailed to stockholders of DI, if the Merger has not theretofore been consummated. If the Cash Option is duly elected and remains unrevoked at the close of business on the last business day prior to the date of the DI Meeting with respect to no more than 200 shares of LRAC Common Stock, cash in an amount determined by multiplying the LRAC Cash Option Price by the number of LRAC Cash Option Shares will be distributed to the holders of LRAC Cash Option Shares. If the Cash Option is duly elected and remains unrevoked at the close of business on the last business day prior to the date of the DI Meeting with respect to more than 200 shares of LRAC Common Stock:

                           (i) three million five hundred sixty-three thousand
                  six hundred fifty dollars ($3,563,650) in cash , and

                           (ii) that number of shares of DI Common Stock into
                  which the LRAC Cash Option Shares in excess of 200 would otherwise have been converted under Section 1.8 hereof,

         will be distributed on a pro rata basis to the holders of the LRAC Cash Option Shares (subject to the provisions of Section 1.8).

                  (b) Any holder of RTO Common Stock may elect to receive $14,363.50 per share in cash (the "RTO Cash Option Price") for some or all of such holder's shares, in lieu of receiving DI Common Stock therefor pursuant to Section 1.8 hereof, by delivering to DI a duly executed letter of transmittal in the form agreed to by the parties hereto, together with the certificate or certificates for the shares of RTO Common Stock as to which the Cash Option is being elected, before the close of business on the last business day prior to the date of the DI Meeting. The shares with respect to which such election is timely made are herein sometimes called "RTO Cash Option Shares" and, together with the LRAC Cash Option Shares, the "Cash Option Shares." All such elections shall be revocable in accordance with the terms of such letter of transmittal until the close of business on the last business day prior to the date of the DI Meeting and, if required by law, at any time which is later than 60 days after the date on which the Proxy Statement (as hereinafter defined) is first mailed to stockholders of DI, if the Merger has not theretofore been consummated. If the Cash Option is duly elected and remains unrevoked at the close of business on the last business day prior to the date of the DI Meeting with respect to no more than 100 shares of RTO Common Stock, cash in an amount

                                        3

         determined by multiplying the RTO Cash Option Price by the number of RTO Cash Option Shares will be distributed to the holders of RTO Cash Option Shares. If the Cash Option is duly elected and remains unrevoked at the close of business on the last business day prior to the date of the DI Meeting with respect to more than 100 shares of RTO Common
         Stock:

                           (i) one million four hundred thirty-six thousand
                  three hundred fifty dollars ($1,436,350) in cash , and

                           (ii) that number of shares of DI Common Stock into
                  which the RTO Cash Option Shares in excess of 100 would otherwise have been converted under Section 1.8 hereof,

         will be distributed on a pro rata basis to the holders of the RTO Cash Option Shares (subject to the provisions of Section 1.8).

                  (c) Payment for those Cash Option Shares purchased pursuant to the terms of this Section 1.7 will be delivered to holders of such shares as soon as practicable after the Effective Time of the Merger. All elections to receive cash for M/O Common Stock pursuant to this
         Section 1.7 shall automatically terminate if this Agreement is terminated for any reason. In the event of such termination, the certificates for the shares of M/O Common Stock delivered to DI will be promptly returned to the persons entitled thereto.

         1.8 CONVERSION OF SECURITIES. Subject to the terms and conditions of this Agreement at the Effective Time, by virtue of the Merger and without any action on the part of DI, LRAC, Sub, RTO or their respective stockholders:

                  (a) (i) Each share of LRAC Common Stock issued and outstanding immediately prior to the Effective Time (unless the holder thereof shall have duly elected to receive cash therefor pursuant to the Cash Option and the terms thereof set forth in Section 1.7(a) hereof), other than any shares of LRAC Common Stock to be canceled pursuant to Section 1.8(b) (the "LRAC Shares"), shall be converted into the right to receive 28,250.748 shares of DI Common Stock and (ii) each share of RTO Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of RTO Common Stock to be canceled pursuant to Section 1.8(b) (the "RTO Shares" and, together with the LRAC Shares, the "M/O Shares"), shall be converted into the right to receive 22,773.26 shares of DI Common Stock; provided, however, that no fractional shares of DI Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made in accordance with Section 1.9(b) hereof. The parties hereto acknowledge that the foregoing exchange ratio is based upon the representation of the parties as to their current capitalization as set forth in paragraphs 2.1(b) and 2.2(b).

                  (b) Each LRAC Share held in the treasury of LRAC, each RTO Share held in the treasury of RTO and each LRAC Share or RTO Share owned by DI or any direct or indirect wholly owned subsidiary of DI or of LRAC or RTO immediately prior to the

                                        4

         Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (c) Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, no par value, of the Surviving Corporation.

         1.9      EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES.

                  (a) As soon as practicable after the Effective Time, DI shall make the cash payment pursuant to the Cash Option in accordance with
         Section 1.7 hereof, and deliver to the stockholders of LRAC and RTO certificates representing the DI Common Stock issuable to them pursuant to the terms of Section 1.8(a) hereof.

                  (b) No fraction of a share of DI Common Stock shall be issued, but in lieu thereof each holder of M/O Common Stock who would otherwise be entitled to a fraction of a share of DI Common Stock shall, upon surrender of the certificate formerly representing M/O Common Stock held by such holder to DI, be paid an amount in cash equal to the value of such fraction of a share based upon the closing sales price of DI Common Stock, as reported on the American Stock Exchange, on the first day on which there is a reported trade in the DI Common Stock after the Effective Time. No interest shall be paid on such amount. All shares of M/O Common Stock held by a record holder shall be aggregated for purposes of computing the number of shares of DI Common Stock to be issued pursuant to this Article I and cash in lieu of fractional shares payable hereunder.

                  (c) None of DI, Sub, RTO, LRAC or the Surviving Corporation shall be liable to a holder of the M/O Shares for any amount properly paid or shares of DI Common Stock properly delivered to a public official pursuant to applicable property, escheat or similar laws.

         1.10 STOCK LEGENDS. Certificates representing shares of DI Common Stock issued to persons deemed to be affiliates (as that term is used for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act")) of LRAC or RTO on the date of the approval of the stockholders of those corporations referred to in Section 3.3 hereof, shall bear the legend set forth below:

                  These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. These shares may only be transferred in accordance with the terms of such Rule.

         1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. The parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title to and possession of all assets, property, rights, privileges,

                                        5

powers and franchises of the Nonsurviving Corporations, such corporations shall direct their officers and directors to take all such lawful and necessary action.

         1.12 ADJUSTMENT. If for any reason on the Closing Date the number of shares of DI Common Stock which are issued and outstanding or subject to outstanding options or warrants is less than indicated in Section 2.1(b) hereof, the aggregate number of shares issuable to the shareholders of LRAC and RTO pursuant to Section 1.8 shall be reduced by an equivalent number of shares. If the number of shares of DI Common Stock issued and outstanding or subject to outstanding options or warrants on the Closing Date exceeds the number of shares indicated in Section 2.1(b), the aggregate number of shares issuable pursuant to
Section 1.8 shall be increased by an equivalent number of shares. Any such increase or decrease shall be allocated 71.273% to LRAC shareholders and 28.727% to RTO shareholders. The parties hereto acknowledge that the continued exercisability of an option to purchase one million shares of DI Common Stock previously granted to Max M. Dillard is uncertain and that, so long as the uncertainty exists on the Closing Date, the shares subject to that option will not be deemed to be subject to outstanding options for the purposes of this Section.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF DI AND SUB. DI and Sub hereby jointly and severally represent and warrant to LRAC, RTO, Mullen and Oliver that, as of the date hereof:

                  (a) ORGANIZATION AND COMPLIANCE WITH LAW. Each of DI and the DI Subsidiaries (as hereinafter defined) is a corporation or partnership duly organized, validly existing and, with respect to corporations and limited partnerships, in good standing under the laws of the jurisdiction in which it is chartered or organized and has all requisite corporate or partnership power and corporate or partnership authority and all necessary governmental authorization to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such governmental authority would not have a material adverse effect on the financial condition, results of operations or business of DI and the DI Subsidiaries, taken as a whole. To the knowledge of DI, each of DI and the DI Subsidiaries that is a corporation or a limited partnership is duly qualified as a foreign corporation or partnership to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be duly qualified does not and would not, either individually or in the aggregate, have a material adverse effect on the financial condition, results of operation or business of DI and the DI Subsidiaries, taken as a whole. To the knowledge of DI, each of DI and the DI Subsidiaries is in compliance with all applicable laws, judgments, orders, rules and regulations, domestic and foreign, except where failure to be in such compliance would not have a material adverse effect on the financial condition, results of operations or business of DI and the DI Subsidiaries, taken as a whole. DI has heretofore delivered to LRAC and RTO true and complete copies of DI's Articles of Incorporation (the "DI

                                        6

         Charter") and bylaws, and the Certificate of Incorporation of each of DI and Sub, as in existence on the date hereof.

                  A "DI Subsidiary" means any corporation or other entity of which at least a majority of the outstanding shares of voting stock or other ownership interests having by the terms thereof ordinary power to vote generally for the election of the board of directors (or persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by DI or one or more of the DI Subsidiaries or by DI and one or more of the DI Subsidiaries. A list of all DI Subsidiaries is set forth in
         Section 2.1(a) of the disclosure letter delivered by DI to LRAC and RTO on the date hereof (the "DI Disclosure Letter").

                  (b)      CAPITALIZATION.

                           (i) As of the date hereof, the authorized capital
                  stock of DI consists of 75,000,000 shares of Common Stock, par value $.10 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share (the "DI Preferred Stock"). As of the date hereof, there are issued and outstanding 38,669,378 shares of DI Common Stock and 90,000 shares of Series A Convertible Redeemable Preferred Stock, par value $1.00 per share, of DI ("DI Series A Preferred Stock"), which is convertible into 720,000 shares of DI Common Stock. DI has received a subscription and the purchase price for 4,000 shares of Series B 15% Cumulative Redeemable Preferred Stock, par value $1.00 per share, of DI ("DI Series B Preferred Stock"). There are no shares of DI Common Stock or DI Preferred Stock held as treasury shares. As of the date hereof, an aggregate of 968,000 shares of DI Common Stock are reserved for issuance and issuable pursuant to or upon the exercise of outstanding options and 5,333,333 shares would be issuable upon exercise of certain warrants which would be issued in connection with the DI Series B Preferred Stock (the "DI Series B Warrants"). DI will reserve for issuance, out of its authorized but unissued capital stock, such number of shares of DI Common Stock as may be issuable upon consummation of the Merger. All issued shares of DI Common Stock and DI Preferred Stock are validly issued, fully paid and nonassessable and, except as set forth in Section 2.1(b) of the DI Disclosure Letter, no holder thereof is entitled to preemptive rights. Assuming the correctness of the representations of LRAC and RTO set forth at Section 2.2(b)(i), all shares of DI Common Stock to be issued pursuant to the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable, and the issuance thereof will not violate the preemptive rights of any person. Except as set forth in Section 2.1(b) of the DI Disclosure Letter, DI is not a party to, and is not aware of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock, or any agreement or arrangement providing for registration rights with respect to any capital stock or other securities of DI, other than those that have expired or been terminated prior to the date hereof.

                                        7

                           (ii) Except as set forth in this Section 2.1(b) and
                  Section 2.1(b) of the DI Disclosure Letter, and except for issuances contemplated by this Agreement in connection with the Merger, there are not now, and at the Effective Time there will not be, any (A) shares of capital stock or other equity securities of DI, DI or Sub outstanding (other than DI Common Stock issued pursuant to the exercise of DI options and warrants as described herein) or (B) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of DI or Sub, or contracts, understandings or arrangements to which DI, Delco or Sub is a party, or by which any of them is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock.

                           (iii) Except as set forth in Section 2.1(b) of the DI
                  Disclosure Letter, all outstanding shares of capital stock of the DI Subsidiaries are owned by DI, a wholly owned subsidiary of DI or individuals who hold nominal quantities of shares on behalf of DI or such a subsidiary as director's qualifying shares, free and clear of all liens, charges, encumbrances, adverse claims and options of any nature which are material to DI and the DI Subsidiaries, taken as a whole.

                           (iv) As of the date hereof, the authorized capital
                  stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued, fully paid and nonassessable and are owned by DI.

                  (c) AUTHORIZATION AND VALIDITY OF AGREEMENT. DI and Sub have all requisite corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder. The execution and delivery by DI and Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action (subject only to approval of the stockholders of DI). On or prior to the date hereof, the Board of Directors of DI has determined to recommend the approval of the Merger, and such determination is in effect as of the date hereof. This Agreement has been duly executed and delivered by DI and Sub and is the valid and binding obligation of DI and Sub and enforceable against them in accordance with its terms.

                  (d) NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH INSTRUMENTS TO WHICH DI OR ANY OF THE DI SUBSIDIARIES IS A PARTY. Neither the execution and delivery of this Agreement nor the performance by DI or Sub of its obligations hereunder, nor the consummation of the transactions contemplated hereby by DI and Sub will
         (i) conflict with the DI Charter or the bylaws of DI or the charter or bylaws of any of the DI Subsidiaries; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to DI or any of the DI Subsidiaries; (iii) except for
         (A) requirements of federal or state securities laws, (B) requirements arising out of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (C ) requirements of notice filings in such foreign jurisdictions as may be applicable, and (D)

                                        8

         the filing of certificates of merger in accordance with the DGCL and the OGCA, require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to DI or any of the DI Subsidiaries; or
         (iv) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the creation or imposition of any lien upon any properties, assets or business of DI or any of the DI Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which DI or any of the DI Subsidiaries is a party or by which DI or any of the DI Subsidiaries or any of its or their assets or properties is bound or encumbered, except (A) those that have already been given, obtained or filed, (B) those that are required pursuant to agreements governing indebtedness, as set forth in
         Section 2.1(d) of the DI Disclosure Letter, which will be obtained prior to the Effective Time, and (C) those that, in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business of DI and the DI Subsidiaries, taken as a whole.

                  (e) COMMISSION FILINGS; FINANCIAL STATEMENTS. Since December 31, 1994, DI and each of the DI Subsidiaries have filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that they have been required to file with the Securities and Exchange Commission (the "Commission") under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All reports, registration statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by DI with the Commission since January 1, 1996, through the date of this Agreement, together with any amendments thereto, are sometimes collectively referred to as the "DI Commission Filings."DI has heretofore delivered to LRAC and RTO copies of the DI Commission Filings. As of the respective dates of their filings with the Commission, the DI Commission Filings complied in all material respects with the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  All contracts of DI and the DI Subsidiaries required to be filed as exhibits to the DI Commission Filings pursuant to the rules and regulations of the Commission have been filed.

                  Each of the historical consolidated financial statements (including any related notes or schedules) included in the DI Commission Filings was prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto) and complied in all material respects with all applicable rules and regulations of the Commission. Such consolidated financial statements fairly present the consolidated financial position of DI, as of the dates thereof

                                        9

         and the results of operations, cash flows and changes in shareholders' equity for the periods then ended. To the extent the DI Commission Filings include unaudited interim consolidated financial statements, such statements reflect, in the opinion of management, all adjustments which consist of only normal recurring adjustments necessary to present fairly the results of operations for such periods. To the extent the DI Commission Filings include pro forma consolidating financial statements of DI, such statements (including any related notes or schedules) were prepared in accordance with generally accepted accounting principles applied on a consistent basis and complied in all material respects with all applicable rules and regulations of the Commission, and no other pro forma financial statements or schedules were required by the applicable rules and regulations of the Commission to be included in the DI Commission Filings. The pro forma adjustments included in such pro forma financial statements of DI have been properly applied to the historical amounts in the computation of the pro forma financial statements and the assumptions described in the notes to such pro forma financial information provide a reasonable basis for presenting the direct effects of the transactions reflected therein and the pro forma adjustments give appropriate effect to those assumptions. As of the date hereof, DI has no liabilities, absolute or contingent, that may reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of DI and the DI Subsidiaries, taken as a whole, that are not reflected in the DI Commission Filings, except those set forth in Section 2.1 (e) of the DI Disclosure Letter.

                  (f) CONDUCT OF BUSINESS IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES AND EVENTS. Since December 31, 1995, except as contemplated by this Agreement or as disclosed in or contemplated by the DI Commission Filings or as set forth in Section 2.1(f) of the DI Disclosure Letter, DI and the DI Subsidiaries have conducted their business only in the ordinary and usual course, and there has not been
         (i) any material adverse change in the financial condition, results of operations or business of DI and the DI Subsidiaries, taken as a whole, or any condition, event or development that reasonably may be expected to result in any such material adverse change; (ii) any material change by DI in its accounting methods, principles or practices; (iii) any revaluation by DI or any of the DI Subsidiaries of any of its or their assets, including, without limitation, writing down the value of fixed assets or inventory or writing off notes or accounts receivable other than in the ordinary course of business; (iv) any entry by DI or any of the DI Subsidiaries into any commitment or transaction material to DI and the DI Subsidiaries, taken as a whole, outside the ordinary course of business involving consideration on the part of DI and/or the DI Subsidiaries of more than $200,000; (v) any declaration, setting aside or payment of any dividends or distributions in respect of the DI Common Stock or DI Preferred Stock, or any redemption, purchase or other acquisition of any of its securities or any securities of any of the DI Subsidiaries; (vi) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of DI and the DI Subsidiaries, taken as a whole; (vii) any increase in indebtedness for borrowed money other than borrowing under existing credit facilities; (viii) any granting of a security interest or lien on any material property or assets of DI and the DI Subsidiaries, taken as a whole, other than (A) liens for taxes not due and payable or which are being contested in good faith; (B) mechanics', warehousemen's and other statutory liens incurred in the ordinary course of business; and (C) defects and irregularities in title and encumbrances

                                       10

         which are not substantial in character or amount and do not materially impair the use of the property or asset in question; or (ix) any establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, any material change in the manner or method under which the contribution obligation or other obligations of DI or the DI Subsidiaries with respect to any of the foregoing are determined, or any other increase in the compensation payable or to become payable to any officers or key employees of DI or any of the DI Subsidiaries.

                  (g) LITIGATION. Except as disclosed in the DI Commission Filings or as set forth in Section 2.1(g) of the DI Disclosure Letter, there are no claims, actions, suits, investigations, inquiries or proceedings pending or, to the knowledge of DI, threatened against or affecting DI or any of the DI Subsidiaries or any of their respective properties at law or in equity, or any of their respective employee benefit plans or fiduciaries of such plans, or before or by any federal, state, municipal or other governmental agency or authority, or before any arbitration board or panel, wherever located, that individually or in the aggregate if adversely determined would have a material adverse effect on the financial condition, results of operations or business of DI and the DI Subsidiaries, taken as a whole, or that involve the risk of criminal liability.

                  (h)      EMPLOYEE BENEFIT PLANS.

                           (i) No later than 20 days prior to the Closing Date,
                  DI will provide a description of each of the following which is sponsored, maintained or contributed to by DI, a DI Subsidiary or any corporation, trade, business or entity under common control with DI or a DI Subsidiary within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (a "DI ERISA Affiliate") for the benefit of its employees, or has been so sponsored, maintained or contributed to within six years prior to the Closing Date:

                                    (A) each "employee benefit plan" ("Plan") as
                           such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

                                    (B) each personnel policy, stock option
                           plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding that is not described in Section 2.1(h)(i)(A) ("Benefit Program or Agreement").

                                       11

                  True and complete copies of each of the Plans, Benefit Programs or Agreements, related trusts, if applicable, and all amendments thereto, have been furnished to LRAC and RTO or will be provided no later than 20 days prior to the Closing Date.

                           (ii) Except as otherwise set forth in Section 2.1(h)
                  of the DI Disclosure Letter,

                                    (A) none of DI, any DI Subsidiary or any DI
                           ERISA Affiliate contributes to or has an obligation to contribute to, or has at any time contributed to or had an obligation to contribute to, a plan subject to Title IV of ERISA, including, without limitation, a multiemployer plan within the meaning of Section 3(37) of ERISA;

                                    (B) each Plan and each Benefit Program or
                           Agreement has been administered, maintained and operated in all material respects in accordance with the terms thereof and in compliance with its governing documents and applicable law (including, where applicable, ERISA and the Code);

                                    (C) there is no matter pending with respect
                           to any of the Plans or Benefit Programs or Agreements before any governmental agency, and there are no actions, suits or claims pending (other than routine claims for benefits) or threatened against, or with respect to, any of the Plans or Benefit Programs or Agreements or their assets;

                                    (D) no act, omission or transaction has
                           occurred which would result in imposition on DI, any DI Subsidiary or any DI ERISA Affiliate of breach of fiduciary duty liability damages or penalty under ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; and

                                    (E) the execution and delivery of this
                           Agreement and the consummation of the transactions contemplated hereby will not require DI, any DI Subsidiary or any DI ERISA Affiliate to make a larger contribution to, or pay greater benefits under, any Plan or Benefit Program or Agreement than it otherwise would or create or give rise to any additional vested rights or service credits under any Plan or Benefit Program or Agreement.

                           (iii) Termination of employment of any employee of
                  DI, any DI Subsidiary or any DI ERISA Affiliate immediately after consummation of the transactions contemplated by this Agreement would not result in payments under the Plans or Benefit Programs or Agreements which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code.

                                       12

                           (iv) No later than 20 days prior to the Closing Date,
                  DI will disclose to LRAC and RTO any Plan that may not be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

                           (v) No later than 20 days prior to the Closing Date,
                  DI will disclose to LRAC and RTO any union or collective bargaining agreements to which any of the employees of DI, any of the DI Subsidiaries or any DI ERISA Affiliate are subject.

                           (vi) Except as otherwise set forth in Section 2.1(h)
                  of the DI Disclosure Letter, none of the Plans or Benefit Programs or Agreements provides retiree health or life benefits to employees or former employees or their spouses or dependents.

                  (i) TAXES. All returns and reports, including, without limitation, information and withholding returns and reports ("Tax Returns"), of or relating to any foreign, federal, state or local tax, assessment or other governmental charge ("Taxes") that are required to be filed on or before the Closing Date by or with respect to DI or any of the DI Subsidiaries, or any other corporation that is or was a member of an affiliated group (within the meaning of Section 1504(a) of the Code) of corporations of which DI was a member for any period ending on or prior to the Closing Date, have been or will be duly and timely filed. All such tax returns were correct and complete in all respects and all Taxes, including interest and penalties, owed by DI or any DI Subsidiaries (whether or not shown on any Tax Return) have been paid. All U.S. federal income Tax Returns of or with respect to DI and the DI Subsidiaries have been audited by the applicable governmental authority, or the applicable statute of limitations has expired, for all periods up to and including the taxable year ended March 31, 1992. There is no material claim against DI or any of the DI Subsidiaries with respect to any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to DI or any of the DI Subsidiaries. The total amounts set up as liabilities for current and deferred Taxes in the consolidated financial statements of DI included in the DI Commission Filings have been prepared in accordance with generally accepted accounting principles and are sufficient to cover the payment of all Taxes, including any penalties or interest thereon and whether or not assessed or disputed, that are, or are hereafter found to be, or to have been, due with respect to the operations of DI and the DI Subsidiaries through the periods covered thereby or the current life or use of their respective assets. DI and each of the DI Subsidiaries have (and as of the Closing Date will have) made all deposits (including estimated tax payments for taxable years for which the consolidated federal income tax return is not yet due) required with respect to Taxes. No waiver or extension of any statute of limitations as to any federal, local or foreign Tax matter has been given by or requested from DI or any of the DI Subsidiaries. Neither DI nor any of the DI Subsidiaries has filed consolidated income tax returns with any corporation, other than consolidated federal and state income Tax Returns by DI, for any taxable period which is not now closed by the applicable statute of limitations. None of the assets of DI or the DI Subsidiaries are required to be treated as being owned by any

                                       13

         other person pursuant to the "safe harbor" leasing provisions of
         Section 168(f)(8) of the Code prior to its repeal.

                  (j) ENVIRONMENTAL MATTERS. Except for matters that in the aggregate would not have a material adverse effect on the financial condition, results of operations or business of DI and the DI Subsidiaries, taken as a whole, (i) the properties, operations and activities of DI and the DI Subsidiaries comply with all applicable Environmental Laws (as defined below); (ii) DI and the DI Subsidiaries and the properties and operations of DI and the DI Subsidiaries are not subject to any existing, pending or, to the knowledge of DI, threatened action, suit, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Law; (iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by DI or the DI Subsidiaries under any Environmental Law in connection with any aspect of the business of DI or the DI Subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance or solid waste ("DI Environmental Permits"), have been duly obtained or filed and will remain valid and in effect after the Merger, and DI and the DI Subsidiaries are in compliance with the terms and conditions of all such DI Environmental Permits; (iv) there are no physical or environmental conditions existing on any property of DI and the DI Subsidiaries or resulting from DI's and the DI Subsidiaries' operations or activities, past or present, at any location that would give rise to any on-site or, to DI's knowledge, off-site remedial obligations under any Environmental Law; (v) since the effective date of the relevant requirements of applicable Environmental Laws, all hazardous substances or solid wastes generated by DI and the DI Subsidiaries or used in connection with their properties or operations have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes, and, to the knowledge of DI, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending, or threatened action, investigation, or inquiry by any governmental authority in connection with any Environmental Laws; (vi) there has been no exposure of any person or property to hazardous substances, solid waste, or any pollutant or contaminant, nor has there been any release of hazardous substances, solid waste, or any pollutant or contaminant into the environment by DI or the DI Subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim for damages or compensation; and
         (vii) DI and the DI Subsidiaries shall make available to LRAC all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of DI and the DI Subsidiaries relating to any of the current or former properties or operations of DI and the DI Subsidiaries.

                  For purposes of this Agreement, the term "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any Governmental Authority (as defined below) pertaining to health or the environment currently in effect in any and all jurisdictions in which the party in question and its subsidiaries own property or conduct business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and

                                       14

         Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, any state laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" have the meanings specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance, "release, "solid waste" or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. For purposes of this Agreement, the term "Governmental Authority" includes the United States, as well as any other foreign jurisdiction or state, county, city and political subdivisions in which the party in question owns property or conducts business, and any agency, department, commission, board, bureau or instrumentality of any of them that exercises jurisdiction over the party in question.

                  (k) SEVERANCE PAYMENTS. Except as disclosed in Section 2.1(k) of the DI Disclosure Letter, none of DI or the DI Subsidiaries will owe a severance payment or similar obligation to any of their respective employees, officers or directors as a result of the Merger or the transactions contemplated by this Agreement, nor will any of such persons be entitled to an increase in severance payments or other benefits as a result of the Merger or the transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

                  (1) VOTING REQUIREMENTS. The affirmative vote of DI, as the sole stockholder of Sub, and of the holders of two thirds of the outstanding shares of DI Common Stock is the only vote of the holders of any class or series of the capital stock of DI necessary to approve this Agreement and the Merger.

                  (m) DIVIDEND RESTRICTIONS. Section 2.1(m) of the DI Disclosure Letter contains a description of each restriction, limitation or encumbrance, of any kind, on the ability of DI or any DI Subsidiary to pay dividends on its respective capital stock.

                  (n) PERSONAL PROPERTY. DI or a DI Subsidiary (as the case may be) owns all drilling rigs and other personal property reflected on the books and records of DI or in the DI Commission Filings, in each case free and clear of all liens, claims and other encumbrances, except for those (i) described in Section 2.1(n) of the DI Disclosure Letter, (ii) that are reflected in the DI Commission Filings, or (iii) that do not materially affect the value of such personal property or limit the ability of DI or the DI Subsidiary to use such personal property substantially as it is currently being used and which are not otherwise material, in the aggregate, to DI and the DI Subsidiaries, taken as a whole. Section 2.1(n) of the DI Disclosure Letter also sets forth a list (by lessee or licensee) and a summary description of all personal property leases to which DI or a DI Subsidiary is a party and

                                       15

         which relates to personal property having a fair market value in excess of $100,000. DI or such DI Subsidiary (as the case may be) has a valid leasehold interest in each such personal property lease held by it as of the date of this Agreement, in each case free and clear of all liens, claims and other encumbrances, except for those (i) described in
         Section 2.1(n) of the DI Disclosure Letter, (ii) that are reflected in the DI Commission Filings, or (iii) that do not materially affect the value of such leasehold interest or limit the ability of DI or the DI Subsidiary to use such leasehold interest substantially as it is currently being used and which are not otherwise material, in the aggregate, to DI and the DI Subsidiaries, taken as a whole.

                  (o) INSURANCE. DI and each DI Subsidiary has in effect valid and effective policies of insurance, issued by companies believed by DI to be sound and reputable, insuring DI or such DI Subsidiary (as the case may be) for losses arising from or out of damage to its properties and claims for personal injury or property damage in such amounts and covering such losses as is, in the opinion of DI, typical and reasonable for a company in DI's business, and subject to deductibles that are, in the opinion of DI, reasonable in amount.


                  (p) CERTAIN FEES. Neither DI nor any DI Subsidiary nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for DI or any DI Subsidiary for any financial advisory, brokerage or finders' fees or commissions payable by DI or any DI Subsidiary in connection with the transactions contemplated hereby.

                  (q) INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transaction contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         2.2 REPRESENTATIONS AND WARRANTIES OF LRAC AND RTO. LRAC, RTO, Mullen and Oliver hereby jointly and severally represent and warrant to DI as to LRAC, and RTO and Oliver jointly and severally represent and warrant to DI as to RTO, that:

                  (a) ORGANIZATION AND COMPLIANCE WITH LAW. LRAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. RTO is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Each of LRAC and RTO has all requisite corporate power and corporate authority and all necessary governmental authorization to own, lease and operate all of its properties and assets and to carry on its business as now being conducted. Each of LRAC and RTO is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. Each of LRAC and RTO is in compliance with all applicable laws, judgments, orders, rules and regulations, domestic and foreign, except where failure to be in such compliance would not have a material adverse effect on the financial condition, results of operations or business of such corporation. Each of LRAC and RTO has heretofore

                                       16

         delivered to DI true and complete copies of its Certificate of Incorporation (the "LRAC Charter" and "RTO Charter,"respectively) and bylaws as in existence on the date hereof. Neither LRAC nor RTO owns any securities or other ownership interests in any other entity.
                  (b)      CAPITALIZATION.

                           (i) The authorized capital stock of LRAC consists of
                  1,500 shares of LRAC Common Stock, no par value. As of the date hereof, there are issued and outstanding 1,000 shares of LRAC Common Stock. The authorized capital stock of RTO consists of 25,000 shares of RTO Common Stock, par value $1.00 per share. As of the date hereof, there are issued and outstanding 500 shares of RTO Common Stock. No shares of M/O Common Stock are held as treasury shares or subject to any liens or other encumbrances. All issued shares of M/O Common Stock are validly issued, fully paid and nonassessable and no holder thereof is entitled to preemptive rights. Neither LRAC nor RTO is a party to, nor is any of them aware of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock, or any agreement or arrangement providing for registration rights with respect to any of their capital stock or other securities.

                           (ii) Except as set forth in this Section 2.2(b) there
                  are not now, and at the Effective Time there will not be, any
                  (A) shares of capital stock or other equity securities of LRAC or RTO outstanding or (B) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of LRAC or RTO, or contracts, understandings or arrangements to which LRAC or RTO is a party, or by which any of them is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock.

                  (c) AUTHORIZATION AND VALIDITY OF AGREEMENT. Each of LRAC and RTO has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by each of LRAC and RTO of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by LRAC and RTO and is the valid and binding obligation of LRAC and RTO enforceable against each of them in accordance with its terms.

                  (d) NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT. Neither the execution and delivery of this Agreement nor the performance by LRAC and RTO of their obligations hereunder, nor the consummation of the transactions contemplated hereby by LRAC and RTO will (i) conflict with the LRAC Charter, the RTO Charter or the bylaws of LRAC or RTO; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to LRAC or RTO; (iii) except for (A)

                                       17

         requirements of federal or state securities laws, (B) requirements arising out of the HSR Act, (C) requirements of notice filings in such foreign jurisdictions as may be applicable, and (D) the filing of certificates of merger in accordance with the DGCL and the OGCA to effect the Merger, require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to LRAC or RTO; or (iv) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the creation or imposition of any lien upon any properties, assets or business of LRAC or RTO under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which LRAC or RTO is a party or by which LRAC or RTO or any of its assets or properties is bound or encumbered.

                  (e) ASSETS AND BUSINESS. Neither LRAC nor RTO carry on, nor have either of them ever carried on, a business or other activity, except that RTO has been engaged in the business of buying and selling used oil rigs and related machinery equipment and supplies, and, except for the assets of RTO described on Schedule C hereto (the "Excess Assets"), their only assets are the drilling rigs and related machinery, equipment and supplies described on Schedule A hereto (the "Rigs") and all documents or records relating to the Rigs. LRAC and RTO cumulatively have good and indefeasible title to the Rigs free and clear of any liens or encumbrances (which representation is made jointly and severally by LRAC, RTO, Mullen and Oliver). The Rigs include all of the equipment made available to DI for its inspection and, since the date on which the Rigs were inspected by DI, there has been no material change in any of the Rigs. Neither LRAC nor RTO has entered into any contract or agreement other than this Agreement and the agreements contemplated hereby and, except for the liabilities of RTO described on Schedule D hereto (the "RTO Liabilities"), neither of them has any liabilities, whether absolute or contingent, or asserted or unasserted. Neither LRAC, RTO, Mullen nor Oliver has any current actual knowledge of any material latent defect in any of the Rigs.

                  (f) LITIGATION. There are no claims, actions, suits, investigations, inquiries or proceedings pending or, to the knowledge of LRAC or RTO, threatened against or affecting LRAC or RTO or any of their properties at law or in equity, or before or by any federal, state, municipal or other governmental agency or authority, or before any arbitration board or panel, wherever located, or that involve the risk of criminal liability.

                  (g) TAXES. All Tax Returns of or relating to any Tax that are required to be filed on or before the Closing Date by or with respect to LRAC or RTO, or any other corporation that is or was a member of an affiliated group (within the meaning of Section 1504(a) of the Code) of corporations of which LRAC or RTO was a member for any period ending on or prior to the Closing Date, have been or will be duly and timely filed. All such tax returns were correct and complete in all respects and all Taxes, including interest and penalties, owed by LRAC or RTO (whether or not shown on any Tax Return) have been paid. LRAC and RTO do not owe any Taxes, interest or penalties with respect to any periods prior to the Closing whether or not a Tax Return is required to have been filed with respect to such period prior to the Closing Date (including but not limited to any Taxes arising from the consummation of the transactions contemplated in this Agreement

                                       18

         or the organization of LRAC). There is no claim against LRAC or RTO with respect to any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to LRAC or RTO.

                  As of the Closing Date, there is no plan or intention by the stockholders of LRAC or RTO to sell, exchange or otherwise dispose of a number of shares of DI Common Stock received in the Merger that would reduce such stockholders' ownership of DI Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding M/O Shares as of the same date.

                  Set forth on Schedule A hereto are the bases of the assets of LRAC and RTO for U.S. federal income tax purposes as of the date hereof.

                  (h) EMPLOYEES. Neither LRAC nor RTO has, nor, except for the previous employment by RTO of Oliver, has either of them ever had, any employees, and neither of them will owe a severance payment or similar obligation to any of its officers or directors, or to any other person, as a result of the Merger or the transactions contemplated by this Agreement.

                  (i) VOTING REQUIREMENTS. The affirmative vote of a majority of the holders of all of the outstanding shares of LRAC Common Stock is the only vote of the holders of any class or series of the capital stock of LRAC necessary to approve this Agreement and the Merger, and the affirmative vote of all of the holders of all of the outstanding shares of LRAC Common Stock has been obtained in compliance with the DGCL. Set forth on Schedule B hereto is a list of the stockholders of LRAC as of the date hereof. Each such stockholder is an accredited investor as defined in Rule 501 of Regulation D, promulgated under the Securities Act. The affirmative vote of a majority of the holders of all of the outstanding shares of RTO Common Stock is the only vote of the holders of any class or series of the capital stock of RTO necessary to approve this Agreement and the Merger, and the affirmative vote of Oliver, who is the sole stockholder of RTO, has been obtained in compliance with the OGCA. No holders of LRAC Common Stock or RTO Common Stock have any appraisal rights under the relevant provisions of the DGCL and the OGCA.

                  (j) CERTAIN FEES. Neither LRAC nor RTO, nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for LRAC or RTO for any financial advisory, brokerage or finders' fees or commissions payable by LRAC or RTO in connection with the transactions contemplated hereby.

                  (k) HSR ACT STATUS. The "ultimate parent entities" of LRAC and RTO have, in the aggregate, "annual net sales" and "total assets" of less than $100,000,000, as such terms are defined under the HSR Act.

                  (l) NO AFFILIATION. Neither LRAC, RTO, Mullen nor Oliver have any ownership interest in Somerset or any affiliate of Somerset. Neither Somerset nor either

                                       19

         of the partners of its managing member have any ownership interest in LRAC or RTO, directly or indirectly.

                  (m) INVESTMENT REPRESENTATIONS. Each of Mullen and Oliver represents that: (i) he has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his prospective investment in the DI Common Stock; (ii) he has received all the information he has requested from DI and considers necessary or appropriate for deciding whether to enter into this Agreement; (iii) he has the ability to bear the economic risks of his prospective investment; and (iv) he has the capacity to protect its own interests in connection with this Agreement and the Merger.

                  (n) ENVIRONMENTAL MATTERS. Except for matters that in the aggregate would not have a material adverse effect on the financial condition, results of operations or business of RTO, (i) the properties, operations and activities of RTO comply with all applicable Environmental Laws; (ii) RTO and the properties and operations of RTO are not subject to any existing, pending or, to the knowledge of RTO, threatened action, suit, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Law; (iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by RTO under any Environmental Law in connection with any aspect of the business of RTO, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance or solid waste ("RTO Environmental Permits"), have been duly obtained or filed and will remain valid and in effect after the Merger, and RTO is in compliance with the terms and conditions of all such RTO Environmental Permits; (iv) there are no physical or environmental conditions existing on any property of RTO or resulting from RTO's operations or activities, past or present, at any location that would give rise to any on-site or, to RTO's knowledge, off-site remedial obligations under any Environmental Law; (v) since the effective date of the relevant requirements of applicable Environmental Laws, all hazardous substances or solid wastes generated by RTO or used in connection with their properties or operations have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes, and, to the knowledge of RTO, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending, or threatened action, investigation, or inquiry by any governmental authority in connection with any Environmental Laws; (vi) there has been no exposure of any person or property to hazardous substances, solid waste, or any pollutant or contaminant, nor has there been any release of hazardous substances, solid waste, or any pollutant or contaminant into the environment by RTO or in connection with their properties or operations that could reasonably be expected to give rise to any claim for damages or compensation; and (vii) RTO shall make available to DI all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of RTO relating to any of the current or former properties or operations of RTO. There are no underground storage tanks on any property owned by RTO.

                                       20

                                   ARTICLE III
                  COVENANTS OF LRAC PRIOR TO THE EFFECTIVE TIME

         3.1 CONDUCT OF BUSINESS BY LRAC AND RTO PENDING THE MERGER. Each of LRAC and RTO (and Mullen and Oliver for the purposes of paragraphs (d) and (e) hereof) covenants and agrees that, from the date of this Agreement until the Effective Time, unless DI shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement:

                  (a) It shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber any of its capital stock or assets; (ii) amend or propose to amend its charter or bylaws; (iii) split, combine or reclassify any outstanding capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding (provided, that RTO may distribute the Excess Assets to Oliver, its sole stockholder); (iv) redeem, purchase or acquire or offer to acquire, any of its capital stock; (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 3.1(a); (vi) enter into, adopt or amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee; (vii) pay compensation or fringe benefits to any director, officer or employee;
         (viii) voluntarily incur any other obligation as liability other than under this Agreement and the agreements contemplated hereby; or (ix) enter into any business or activity of any kind whatsoever.

                  (b) It shall use its reasonable efforts (i) to preserve intact its business organization, (ii) to maintain in effect any of its authorizations or similar rights, (iii) to maintain and keep the Rigs and its other properties in as good a repair and condition as presently exists, except for deterioration due to ordinary wear and tear and damage due to casualty; and (iv) to maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it.

                  (c) It shall not make or agree to make any expenditure other than as may be necessary to maintain and insure its assets.

                  (d) It shall not acquire or agree to acquire any ownership interest in Somerset or any of its members, or otherwise enter into any transaction or arrangement with Somerset, its members, or any of their affiliates other than the mergers and other agreements and transactions contemplated pursuant to the terms hereof, or permit any of the foregoing to acquire any ownership interest in LRAC or RTO.

                  (e) Except as otherwise contemplated by this Agreement, it shall not take any action, or omit to take any action, that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article VI not being satisfied. It

                                       21

         will use its best efforts to promptly advise DI orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, would have, a material adverse effect on it.

                  (f)      RTO shall satisfy or eliminate the RTO Liabilities.

         3.2 REGISTRATION STATEMENT AND PROXY STATEMENT. LRAC and RTO shall cooperate with DI in preparing the Registration Statement and the Proxy Statement (as defined below in Section 4.3). Each of LRAC and RTO represents and agrees that the Registration Statement and Proxy Statement (with respect to information concerning LRAC or RTO provided by them specifically for use therein) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. LRAC or RTO will advise DI promptly in writing if prior to the Effective Time it shall obtain knowledge of any facts that would make it necessary to amend or supplement the Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable law.

         3.3 APPROVAL OF SHAREHOLDERS OF LRAC AND RTO. LRAC has obtained in accordance with the DGCL and the LRAC Charter and bylaws the approval of its stockholders to this Agreement and the Merger. RTO has obtained in accordance with the OGCA and the RTO Charter and bylaws the approval of its stockholders to this Agreement and the Merger.

         3.4 INQUIRIES AND NEGOTIATIONS. LRAC, RTO, their affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, LRAC or RTO or any business combination with LRAC or RTO (an "M/O Acquisition Transaction"). Unless and until this Agreement is terminated in accordance with Section 7.1 hereof, neither LRAC, RTO nor any of their officers, directors, employees, representatives or agents, shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than DI or Somerset Drilling Associates, L.L.C. ("Somerset"), any affiliate or associate of DI or Somerset, or any designees of DI or Somerset) concerning any M/O Acquisition Transaction.

         3.5 ACCESS TO INFORMATION. Between the date hereof and the Effective Time, LRAC and RTO will give DI and its authorized representatives reasonable access to all employees, offices and other facilities and to all books and records of LRAC and RTO will permit DI to make such inspections as DI may reasonably require and will cause their officers to furnish DI with such information with respect to the properties of LRAC and RTO as DI may from time to time reasonably request.

         3.6 NONPUBLIC INFORMATION. To the extent DI discloses to LRAC or RTO material information with respect to DI and/or the DI Subsidiaries which has not been disclosed in the DI Commission Filings or otherwise publicly disclosed by DI, whether such disclosure is made pursuant to Section 4.7 or 4.8 of this Agreement or otherwise, neither LRAC, RTO nor any of their affiliates will divulge or disclose such information prior to such information becoming

                                       22

generally available to the public or use such information in a manner which is in violation of the Securities Act.

         3.7 AUDITED STATEMENTS. On or before May 31, 1996, each of LRAC and RTO shall provide to DI a balance sheet and income statement prepared in accordance with generally accepted accounting principles for the period ended April 30, 1996, audited in accordance with generally accepted auditing standards by the firm of Gross & Kimball, Certified Public Accountants, in the case of LRAC, and Lee Arbogast, CPA, in the case of RTO.

                                   ARTICLE IV
                   COVENANTS OF DI PRIOR TO THE EFFECTIVE TIME

         4.1 CONDUCT OF BUSINESS BY DI PENDING THE MERGER. DI covenants and agrees that, from the date of this Agreement until the Effective Time, unless LRAC and RTO shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement or set forth in Section 4.1 of the DI Disclosure
Letter:

                  (a) The business of DI and the DI Subsidiaries shall be conducted only in, and DI and the DI Subsidiaries shall not take any action except in, the ordinary course of business and consistent with past practice; in addition, from and after the date of this Agreement, DI shall not, and shall not permit any of the DI Subsidiaries to, enter into any new drilling contracts with terms of six months or longer with respect to any of DI's drilling rigs, without giving prior written notice to LRAC and RTO.

                  (b) DI shall not , except as contemplated by this Agreement, directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber, or permit any DI Subsidiary to issue, sell, pledge, dispose of or encumber, (A) any capital stock of DI or any DI Subsidiary except upon the exercise of options or warrants or upon conversion of any convertible securities of DI outstanding as of the date of this Agreement or (B) other than in the ordinary course of business and consistent with past practice and not relating to the borrowing of money, any assets of DI or any DI Subsidiary; (ii) amend or propose to amend the respective charters or bylaws of DI or any DI Subsidiary; (iii) split, combine or reclassify any outstanding capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding; (iv) redeem, purchase or acquire or offer to acquire, or permit any of the DI Subsidiaries to redeem, purchase or acquire or offer to acquire, any of its or their capital stock; or (v) except in the ordinary course of business and consistent with past practice, enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.1(b);
         (vi) enter into, adopt or amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee; (vii) enter into any employment or severance agreement with any director or officer, or with any employee if the compensation involved exceeds $100,000 per annum for employment agreements or a total of $50,000 for severance

                                       23

         agreements; (viii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense, increase in any manner the compensation or fringe benefits of any director, officer or employee; or (ix) pay to any director, officer or employee any benefit not required by any employee benefit agreement, trust, plan, fund or other arrangement as in effect on the date hereof, except as permitted hereunder.

                  (c) DI shall use its reasonable efforts (i) to preserve intact the business organization of DI and each of the DI Subsidiaries, (ii) to maintain in effect any authorizations or similar rights of DI and each of the DI Subsidiaries, (iii) to keep available the services of its and their current officers and key employees, (iv) to preserve the goodwill of those having business relationships with it and the DI Subsidiaries, (v) to maintain and keep its properties and the properties of the DI Subsidiaries in as good a repair and condition as presently exists, except for deterioration due to ordinary wear and tear and damage due to casualty, and (vi) to maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it and the DI Subsidiaries.

                  (d) DI shall not make or agree to make, or permit any of the DI Subsidiaries to make or agree to make, any capital expenditure other than as previously disclosed in the DI Commission Filings or those made in the ordinary course of business and consistent with past practice.

                  (e) DI shall, and shall cause the DI Subsidiaries to, perform their respective obligations under any contracts and agreements to which any of them is a party or to which any of their assets is subject, except to the extent such failure to perform would not have a material adverse effect on DI and the DI Subsidiaries, taken as a whole, and except for such obligations as DI or the DI Subsidiaries in good faith may dispute.

                  (f) Except as otherwise contemplated by this Agreement, DI shall not, and shall not permit any of the DI Subsidiaries to, take any action, or omit to take any action, that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article VI not being satisfied. DI will use its reasonable efforts to promptly advise LRAC and RTO orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, would have, a material adverse effect on DI and the DI Subsidiaries, taken as a whole.

         4.2 APPROVAL OF SHAREHOLDERS OF DI. Subject to the terms and conditions of Section 4.6, DI shall use its best efforts, in accordance with the Texas Business Corporation Act, the DI Charter and bylaws and the Articles of Incorporation and bylaws of DI, to obtain the approval of its stockholders and the stockholder's of DI of this Agreement and the Merger. Subject to the terms and conditions of Section 4.6, the Board of Directors of DI (i) shall recommend that the stockholders of DI and the stockholder's of DI vote to approve this Agreement and the Merger; (ii) shall use its reasonable efforts to solicit from stockholders of DI proxies or consents in favor

                                       24

of such adoption; and (iii) shall take all other action reasonably necessary to secure a vote of its stockholders in favor of such adoption.

         4.3 REGISTRATION STATEMENT AND PROXY STATEMENT. Promptly after the date of this Agreement, DI will prepare and file a registration statement (the "Registration Statement") on Form S-4 with the Commission under the Securities Act with respect to the offering, sale and delivery of the shares of DI Common Stock to be issued pursuant to the Merger and the mergers described in paragraph 6.1(i) and a proxy statement and related proxy materials (the "Proxy Statement") with respect to the meeting of stockholders of DI referred to in Section 4.2; and will use their best efforts to cause such Registration Statement to become effective as soon as practicable after filing. DI agrees that the Registration Statement and the Proxy Statement (except with respect to information concerning LRAC or RTO furnished by or on behalf of them specifically for use therein, for which information they shall be responsible) will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the respective rules and regulations adopted thereunder, and will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading. DI will advise LRAC and RTO in writing if prior to the Effective Time it shall obtain knowledge of any fact that would, in its opinion, make it necessary to amend or supplement the Registration Statement or the Proxy Statement in order to make the statements therein not misleading or to comply with applicable law. The date on which the Proxy Statement is mailed to stockholders of DI is hereinafter referred to as the "Mailing Date."

         4.4 RESERVATION OF DI STOCK. Subject to the increase in the number of authorized shares of DI Common Stock to be effected by the merger described in paragraph 6.1(h), DI shall reserve for issuance, out of its authorized but unissued capital stock, such number of shares of DI Common Stock as may be issuable upon consummation of the Merger.

         4.5 AMERICAN STOCK EXCHANGE LISTING. DI shall use all reasonable efforts to cause the shares of DI Common Stock to be issued in the Merger to be approved for listing on the American Stock Exchange, subject to official notice of issuance, prior to the Closing Date.

         4.6 INQUIRIES AND NEGOTIATIONS. DI, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, DI or any of the DI Subsidiaries or any business combination with DI or any of the DI Subsidiaries, except for those identified in Section 4.6 of the DI Disclosure Letter (the "Current Discussions"). Except with respect to the Current Discussions, DI may, directly or indirectly, furnish information and access only in response to unsolicited requests therefor, to any corporation, partnership, person or other entity or group pursuant to confidentiality agreements, and may participate in discussions and negotiate with such entity or group concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving DI, or any DI Subsidiary or division of DI, if such entity or group has submitted a written proposal to the Board of Directors of DI relating to any such transaction and the Board of Directors of DI by a majority vote determines in its good faith judgment, based as to legal matters on the written opinion of legal counsel, that failing to take such action would

                                       25

constitute a breach of the Board of Directors' fiduciary duty. The Board of Directors of DI shall provide a copy of any such written proposal and any such opinion to LRAC and RTO immediately after receipt thereof and thereafter keep LRAC and RTO promptly advised of any development with respect thereto. Except as set forth above, neither DI or any of its affiliates, nor any of its or their respective officers, directors, employees, representatives or agents, shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than LRAC and RTO, any affiliate or associate of them or any designees of them or as contemplated by this Agreement) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving DI or any subsidiary or division of DI (a "DI Acquisition Transaction"); provided, however, that nothing herein shall prevent the Board of Directors of DI from taking, and disclosing to DI's shareholders a position contemplated by Rules 14d-9 and 14e- 2 promulgated under the Exchange Act with regard to any tender offer; provided, further, that the Board of Directors of DI shall not recommend that the shareholders of DI tender their DI Shares in connection with any such tender offer unless the Board of Directors of DI by a majority vote determines in its good faith judgment, based as to legal matters on the written opinion of legal counsel, that failing to take such action would constitute a breach of such Board's fiduciary duty.

         4.7 FINANCIAL STATEMENTS OF DI. As soon as practicable but in any event within 30 days after the end of each calendar month commencing with April 1996 through the Effective Time or earlier termination of this Agreement in accordance with Section 7.1, DI will deliver to LRAC and RTO unaudited consolidated and consolidating balance sheets of DI and the DI Subsidiaries as at the end of such calendar month, together with unaudited summaries of consolidated earnings of DI and the DI Subsidiaries for such calendar month. As soon as practicable but in any event within 45 days after the end of each fiscal quarter of DI, commencing with March 31, 1996, through the Effective Time or earlier termination of this Agreement in accordance with Section 7.1, DI will deliver to LRAC and RTO unaudited consolidated and consolidating balance sheets of DI and the DI Subsidiaries as at the end of such fiscal quarter and as at the end of the comparative fiscal quarter of the preceding year, together with the related unaudited statements of consolidated income and cash flows for the fiscal quarters then ended. All such financial statements of DI shall present fairly, in all material respects, the financial position, results of operations and cash flows of DI and the DI Subsidiaries as at or for the periods indicated (and, in the case of all such financial statements which are interim financial statements, shall contain all adjustments necessary so to present fairly) and shall be prepared in accordance with generally accepted accounting principles (other than to omit certain footnotes which might be required thereby and subject, in the case of interim financial statements, to normal year-end adjustments) consistent with past practice, except as otherwise indicated in such statements. All such financial statements of DI shall be certified, on behalf of DI, by the President and the chief financial officer of DI.

         4.8 ACCESS TO INFORMATION. Between the date hereof and the Effective Time, DI will give LRAC and RTO and their authorized representatives reasonable access to all employees, offices and other facilities and to all books and records of DI and the DI Subsidiaries, will permit LRAC and RTO to make such inspections as they may reasonably require and will cause DI's officers and those of the DI Subsidiaries to furnish LRAC and RTO with such financial and

                                       26

operating data and other information with respect to the business and properties of DI and the DI Subsidiaries as LRAC or RTO may from time to time reasonably request.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1      ACCOUNTANTS' LETTERS.

                  (a) LRAC and RTO shall use their reasonable efforts to cause the firm of Gross & Kimball, Certified Public Accountants, in the case of LRAC, and Lee Arbogast, CPA, in the case of RTO, to deliver a letter dated as of the date of the Proxy Statement, and addressed to themselves and DI, in form and substance reasonably satisfactory to DI and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and Proxy Statement.

                  (b) DI shall use its reasonable efforts to cause Deloitte & Touche LLP to deliver a letter dated as of the date of the Proxy Statement, and addressed to itself and LRAC and RTO in form and substance reasonably satisfactory to LRAC and RTO and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and Proxy Statement.

         5.2 FILINGS; CONSENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, LRAC, RTO and DI shall (i) make all necessary filings with respect to the Merger and this Agreement under the HSR Act, the Securities Act, the Exchange Act and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto; (ii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and
(iii) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

         5.3 NOTIFICATION OF CERTAIN MATTERS. LRAC and RTO shall give prompt notice to DI, and DI shall give prompt notice to LRAC and RTO, orally and in writing, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, and (ii) any material failure of LRAC, RTO or DI, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         5.4 AGREEMENT TO DEFEND. If any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or

                                       27

seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

         5.5 EXPENSES. DI agrees to pay the reasonable legal fees and disbursements of LRAC and RTO incurred in connection with the organization of LRAC and the negotiation, preparation and performance of this Agreement and the agreements and transactions contemplated hereby, up to a maximum of $60,000. Except as set forth above, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except as otherwise provided in Section 7.2.

         5.6 DI'S BOARD OF DIRECTORS. DI's Board of Directors will recommend to the shareholders of DI that the individuals set forth on Exhibit "A" be elected at the meeting of the shareholders of DI referred to in Section 4.2 hereof.

         5.7      INDEMNIFICATION.

                  (a) From and after the Effective Time, DI and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless Mullen, Oliver and each other person who is an officer or director of LRAC or RTO against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation whether asserted or claimed prior to, or at or after, the Effective Time to the extent, and only to the extent, such claim arises from any untrue statement of a material fact in the Registration Statement and Proxy Statement or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent such claim is subject to indemnification pursuant to Section 5.7(b) hereof (and DI and the Surviving Corporation will pay expenses in advance of final disposition of any such action or proceeding to each indemnified party to the full extent permitted by law).

                  (b) Mullen and Oliver shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless DI, the Surviving Corporation, the DI Subsidiaries, and any officer or director of the foregoing against all losses, claims, damages costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether asserted or claimed prior to, or at or after, the Effective Time, to the extent, and only to the extent, such claim arises from (i) any untrue statement of material fact in the Registration Statement and Proxy Statement or omission to state any material fact required to be stated therein or necessary to make the statements therein not misleading which is made or omitted in reliance on and in conformity with written information provided by Mullen or Oliver or any of their representatives or affiliates specifically for use therein or (ii) any breach of any representation or warranty of Mullen, Oliver, LRAC or RTO that survives the Effective Time in accordance with Section 7.4 (and Mullen and

                                       28

         Oliver will pay expenses in advance of final disposition of any such action or proceeding to each indemnified party to the full extent permitted by law). In addition, Oliver shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless DI, the Surviving Corporation, the DI Subsidiaries, and any officer or director of the foregoing against all liabilities of RTO arising prior to the Effective Time to which any of them may become subject by reason of the Merger.

                  (c) The defense of any such claim, action, suit, proceeding or investigation shall be conducted by the indemnifying party. If the indemnifying party has failed to conduct such defense, the indemnified parties may retain counsel satisfactory to them and the indemnifying party shall pay all reasonable fees and expenses of such counsel for the indemnified parties promptly as statements therefor are received. The party not conducting the defense will use reasonable efforts to assist in the vigorous defense of any such matter, provided that such party shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any indemnified party wishing to claim indemnification under this Section 5.7, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the indemnifying party (but the failure so to notify a party shall not relieve such party from any liability which it may have under this
         Section 5.7 except to the extent such failure materially prejudices such party). If the indemnifying party is responsible for the attorneys' fees of the indemnified parties, then the indemnified parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties.

                  (d) The provisions of this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each indemnified party, his heirs and his representatives.

         5.8 TAX OPINION. DI covenants and agrees that during the two-year period following the Merger it will not sell or otherwise dispose of assets of LRAC and RTO vested in the Surviving Corporation, other than in the ordinary course of business, having a fair market value in excess of 10% of the fair market value of the net assets or 30% of the fair market value of the gross assets of LRAC and RTO as of the Effective Time, without first obtaining an opinion of counsel that such sale or disposition will not affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         5.9 TAX RETURNS. Mullen and Oliver agree to cause Tax Returns to be filed for LRAC and RTO for any taxable periods ending on or as of the Closing, including specifically but not limited to the federal income tax returns for the foregoing which are required with respect to the short taxable years ending on the Closing.

         5.10 OTHER AGREEMENTS. Mullen and Oliver agree to execute and deliver at the Closing a Non-Competition Agreement in the form of Exhibit F hereto (the "Non-Competition Agreement") and to cause U.S. Rig and Equipment, Inc. ("USRE") and Mike Mullen Energy

                                       29

Equipment Resource, Inc. ("MME") to execute and deliver the Non-Competition Agreement at the Closing.

         5.11 INTERIM FINANCING. DI shall be permitted to borrow from Norex Drilling, Ltd. ("Norex") prior to the Closing up to Three Million Dollars ($3,000,000), with such loan (i) bearing interest at the rate of twelve percent (12%) per annum, (ii) being secured by a pledge of the receivables of DI and the DI Subsidiaries (the "Norex Lien"), (iii) maturing on the Closing Date, and (iv) being otherwise made pursuant to terms and conditions deemed appropriate by DI.

         5.12 STORAGE OF RIGS. Oliver agrees that, after the Closing Date, the Rigs that are currently stored at locations owned, directly or indirectly, by Oliver may be stored by DI free of charge at their present location.

                                   ARTICLE VI
                                   CONDITIONS

         6.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of DI, as may be required by law, by the rules of the American Stock Exchange and by any applicable provisions of their charters or bylaws.

                  (b) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (c) No order shall have been entered and remain in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the Merger.

                  (d) The Registration Statement shall be effective on the Closing Date, and all post-effective amendments filed shall have been declared effective or shall have been withdrawn; and no stop-order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the Commission.

                  (e) There shall have been obtained any and all material permits, approvals and consents of securities or blue sky commissions of any jurisdiction, and of any other governmental body or agency, that reasonably may be deemed necessary so that the consummation of the Merger and the transactions contemplated thereby will be in compliance with applicable laws, the failure to comply with which would have a material adverse effect on the business, financial condition or results of operations of DI, the Surviving Corporation and their subsidiaries, taken as a whole after consummation of the Merger.

                                       30

                  (f) The shares of DI Common Stock issuable upon consummation of the Merger shall have been approved for listing on the American Stock Exchange, subject to official notice of issuance.

                  (g) All approvals of private persons or corporations, (i) the granting of which is necessary for the consummation of the Merger or the transactions contemplated in connection therewith and (ii) the non-receipt of which in the aggregate would have a material adverse effect on the business, financial condition or results of operations of the Surviving Corporation and its subsidiaries, taken as a whole after the consummation of the Merger, shall have been obtained.

                  (h) The mergers provided for in the Agreement and Plan of Merger of even date herewith by and among Somerset, Somerset Investment Corp. and DI shall have become effective in accordance with and as provided in that Agreement.

                  (i) The subscription of Norex for 4,000 shares of DI Series B Preferred Stock, and the related DI Series B Warrants, shall have been canceled and the subscription price of $4 million shall have been repaid with the proceeds of a Credit Agreement in substantially the form of Exhibit B hereto between DI and Norex, and such Credit Agreement shall be in full force and effect.

                  (j) The Cash Option shall be in compliance in all material respects with, or DI shall have obtained appropriate exemptions with respect to the Cash Option from, all federal and state laws, including, without limitation, Section 14 of the Exchange Act and Rules 10b-6 and 10b-13 promulgated under the Exchange Act.

                  (k) The Registration Rights Agreement of even date herewith among DI, Oliver and certain other principal shareholders of DI shall be in full force and effect.

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF DI. The obligation of DI to effect the Merger is, at the option of DI, also subject to the fulfillment of the following conditions:

                  (a) The representations and warranties of LRAC and RTO contained in Section 2.2 shall be accurate in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak specifically as of an earlier date) as of the Mailing Date or the Closing Date, in each case as though such representations and warranties had been made at and as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by LRAC and RTO on or before the Mailing Date or the Closing Date, as the case may be, shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Mailing Date or the Closing Date, as the case may be, and signed by the chief executive officers of LRAC and RTO shall have been delivered to DI.

                  (b) Since the date of this Agreement, neither LRAC nor RTO shall have suffered any damage, destruction or loss materially adversely affecting its property and DI

                                       31

         shall have received a certificate signed by the chief executive officers of LRAC and RTO dated the Closing Date to such effect.

                  (c) DI shall have received from Novakov, Davidson & Flynn, counsel to LRAC, an opinion dated the Closing Date, covering the matters set forth in Exhibit C.

                  (d) DI shall have received from Short Wiggins Margo & Adler, counsel to RTO, an opinion dated the Closing Date, covering the matters set forth in Exhibit D.

                  (e) The Non-Competition Agreement shall have been executed and delivered by Mullen, Oliver, USRE and MME.

                  (f) The RTO Liabilities shall have been satisfied or otherwise eliminated to the satisfaction of DI.

         6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF LRAC AND RTO. The obligation of LRAC and RTO to effect the Merger is, at the option of LRAC and RTO, also subject to the fulfillment of the following conditions:

                  (a) The representations and warranties of DI contained in
         Section 2.1 shall be accurate in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak specifically as of an earlier date) as of the Mailing Date or the Closing Date, in each case as though such representations and warranties had been made at and as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by DI on or before the Mailing Date or the Closing Date, as the case may be, shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Mailing Date or the Closing Date, as the case may be, and signed by the chief executive officer of DI shall have been delivered to LRAC and RTO.

                  (b) Since the date of this Agreement, no material adverse change in the financial condition, results of operations or business of DI and the DI Subsidiaries, taken as a whole, shall have occurred, and DI and the DI Subsidiaries shall not have suffered any damage, destruction or loss materially adversely affecting the property or business of DI and the DI Subsidiaries, taken as a whole, and LRAC and RTO shall have received a certificate signed by the chief executive officer of DI dated the Closing Date to such effect. (It is specifically acknowledged that the continuing accrual of operating losses by DI and the DI Subsidiaries at a rate which does not exceed the rate at which operating losses were accrued by DI and the DI Subsidiaries, on a consolidated basis, during the year ending December 31, 1995, shall not be considered a material adverse change.)

                  (c) DI shall have taken such action as may be necessary to elect the persons designated pursuant to Section 5.6 to the DI Board of Directors effective as of the Effective Time.

                                       32

                  (d) LRAC and RTO shall have received from Cokinos, Bosien & Young, counsel to DI, an opinion dated the Closing Date covering the matters set forth in Exhibit E.

                  (e) DI shall have executed and issued to the stockholders of LRAC and RTO warrants in the form of Exhibit G hereto to purchase up to an aggregate of 1,720,000 shares of DI Common Stock. The warrants shall be issued in the same proportion that shares of DI Common Stock are issued pursuant to the Merger.

                  (f)      Norex shall have released the Norex Lien.

                  (g) The Shareholders Agreement of even date herewith among Somerset and certain of the principal shareholders of LRAC, RTO and DI shall have been executed and delivered by Somerset, Norex Drilling and Pronor (as defined therein).

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 TERMINATION. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether prior to or after approval by the stockholders of
DI:

                  (a)      by mutual consent of DI and LRAC and RTO;

                  (b) by either DI or LRAC and RTO if (i) the Merger has not been effected on or before October 31, 1996, (ii) a final, unappealable order of a judicial or administrative authority of competent jurisdiction to restrain, enjoin or otherwise prevent a consummation of this Agreement or the transactions contemplated in connection herewith shall have been entered, or (iii) the required approval of the stockholders of DI provided for in Section 4.2 is not obtained;

                  (c) by DI if (i) since the date of this Agreement there has been a material adverse change in the financial condition of LRAC and RTO or (ii) there has been a material breach of any representation or warranty or covenant set forth in this Agreement by LRAC or RTO which breach has not been cured within twenty business days following receipt by LRAC and RTO of notice of such breach; or

                  (d) by LRAC and RTO if (i) since the date of this Agreement there has been a material adverse change in the results of operations, financial condition or business of DI and the DI Subsidiaries, taken as a whole, or (ii) there has been a material breach of any representation or warranty or covenant set forth in this Agreement by DI which breach has not been cured within twenty business days following receipt by DI of notice of such breach.

                                       33

         7.2      EFFECT OF TERMINATION.

                  (a) In the event of any termination of this Agreement pursuant to Section 7.1, (i) the provisions Section 5.5 shall survive any such termination, and (ii) such termination shall not relieve any party from liability for any breach of this Agreement.

                  (b) In the event of any termination of this Agreement pursuant to Section 7.1(b)(iii) or Section 7.1(d)(ii), LRAC and RTO would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate LRAC and RTO, DI agrees to pay to them, as their sole and exclusive remedy, an amount equal to all of the expenses incurred by LRAC and RTO in connection with this Agreement, the negotiations leading to its execution, their examination and investigation of DI, the preparation and negotiation of the Agreement and related agreements, and in all other ways related to the Merger, including, but not limited to, all fees and expenses incurred by LRAC and RTO to investment bankers, accountants, attorneys and other agents, plus the sum of $500,000 in the case of a termination pursuant to
         Section 7.1(d)(ii) or $250,000 in the case of a termination pursuant to
         Section 7.1(b)(iii) as liquidated damages immediately upon termination. It is specifically agreed that such amount represents liquidated damages and not a penalty.

                  (c) If the Merger is not consummated for any reason other than as a result of a material breach by LRAC or RTO of any of their representations, covenants or agreements contained in this Agreement, and if, prior to December 31, 1996, DI, or their stockholders, publicly announce, enter into a letter of intent relating to, enter into a definitive agreement providing for, or consummate, a DI Acquisition Transaction, DI agrees to pay to LRAC and RTO an amount equal to thirty-three and one-third percent (33.3%) of the difference between the consideration to be paid in the DI Acquisition Transaction (including any and all distributions from DI to its stockholders from the date hereof through the later of such announcement, letter of intent, agreement or consummation) and $75 million. If such DI Acquisition Transaction involves less than all of the outstanding securities or assets of DI, the consideration to be paid in such DI Acquisition Transaction shall be deemed to be the amount that would have been attributable to all of such outstanding securities or assets, as the case may be, if all of the same had been sold for a total consideration proportionate to that paid for the portion thereof actually sold (or with respect to which an agreement was reached or letter executed, as the case may be).

                  (d) Any amounts payable to LRAC and RTO pursuant to this Section shall be allocated among them as follows: LRAC - 71.273% and RTO - 28.727%.

         7.3 WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is, or whose stockholders are, entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto, provided that after this Agreement has been approved and adopted by the stockholders of DI, this Agreement may be amended only as may be permitted by applicable provisions of the DGCL and the OGCA. The waiver by any party hereto of any

                                       34

condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

         7.4 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the terms of Article I, Article VII, Section 2.2 (g), Sections
2.2 (e), 5.5, 5.7 and 5.8, the Shareholders Agreement and the Non-Competition Agreement.

         7.5 PUBLIC STATEMENTS. LRAC, RTO and DI agree to consult with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or applicable stock exchange policy.

         7.6 REORGANIZATION STATUS. The parties hereto acknowledge that the closing of the transactions contemplated hereunder is not contingent upon the Merger qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         7.7 NO OTHER REPRESENTATIONS OR WARRANTIES. Except as expressly set forth in Article II, none of the parties to this Agreement have made any representation or warranty whatsoever to any of the other parties to this Agreement, and each such party hereby disclaims all liability and responsibility for any other representation, warranty, statement, or information made or communicated (orally or in writing) to the other party by any person, including without limitation their representatives, officers or directors. Mullen, Oliver, LRAC and RTO acknowledge that neither DI nor any of the DI Subsidiaries have made any representation or warranty whatsoever relating to the tax consequences of the Merger or the other transactions contemplated herein.

         7.8 ASSIGNMENT. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. Except as set forth in this Agreement, this Agreement shall not be assignable by the parties hereto.

         7.9 NOTICES. All notices, requests, demands, claims and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered in person or by courier, (ii) sent by telecopy or facsimile transmission or
(iii) mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

                                       35

if to Mullen or LRAC:                       Land Rig Acquisition Corp.
                                            8411 Preston Road
                                            Suite 730, LB2
                                            Dallas, Texas 75225
                                            Attention:  Mike L. Mullen
                                            Telecopier No.:  (214) 692-6101

with a copy to:                             Steven D. Davidson, Esq.
                                            Novakov, Davidson & Flynn
                                            Telecopier No.: (214) 969-7557

if to Oliver or RTO:                        R.T. Oliver, Inc.
                                            6601 S.W. 29th Street
                                            Oklahoma City, Oklahoma 73179
                                            Attention: Roy T. Oliver, Jr.
                                            Telecopier No.: (405) 745-4557

with a copy to:                             S. Thomas Adler, Esq.
                                            Short Wiggins Margo & Adler
                                            3100 Oklahoma Tower
                                            210 Park Avenue
                                            Oklahoma City, Oklahoma  73102
                                            Telecopier No.:  (405) 235-7025

if to DI or Sub:                            DI Industries, Inc.
                                            450 Gears Road, Suite 625
                                            Houston, Texas 77067
                                            Attention:  President
                                            Telecopier No.: (713) 874-0193

with a copy to:                             Casey W. Doherty, Esq.
                                            Cokinos, Bosien & Young
                                            1500 Liberty Tower
                                            2919 Allen Parkway
                                            Houston, Texas  77019
                                            Telecopier No.:  (713) 535-5533

or such other address as any party shall have furnished to the other by notice given in accordance with this Section 7.9. Such notices shall be effective, (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the answer back is received, or (iii) if mailed, upon the earlier of five days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

         7.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Delaware without giving effect to the principles of conflicts of law thereof. Exclusive venue shall lie in Harris County, Texas, for any

                                       36

action brought with respect to the interpretation or enforcement of the terms of this Agreement or otherwise relating to the Merger, or the other transactions contemplated herein.

         7.11 SEVERABILITY. If any term, provision covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

         7.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         7.13 HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         7.14 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement constitutes the entire agreement and supersede all other prior agreements and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof and neither this nor any document delivered in connection with this Agreement confers upon any person not a party hereto any rights or remedies hereunder except as provided in Section 5.7.

         7.15 DISCLOSURE LETTER. The DI Disclosure Letter, executed by DI as of the date hereof, and delivered to LRAC and RTO on the date hereof, contains all disclosure required to be made by DI under the various terms and provisions of this Agreement. Each item of disclosure set forth in the DI Disclosure Letter specifically refers to the Article and Section of the Agreement to which such disclosure responds, and shall not be deemed to be disclosed with respect to any other Article or Section of the Agreement.

         7.16 CONSENT TO SPECIFIC PERFORMANCE. The parties hereto agree that it is impossible to measure the monetary damage that would accrue to a party by reason of a failure by any other party to perform any of the obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the party seeking such relief has an adequate remedy at law.

                                       37

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                               DI INDUSTRIES, INC.

                               By:/s/  IVAR SIEM
                               Name:   Ivar Siem
                               Title:  President and Chief Executive Officer


                               DI MERGER SUB, INC.

                               By:/s/  IVAR SIEM
                               Name:   Ivar Siem
                               Title:  President and Chief Executive Officer


                               R.T. OLIVER, INC.

                               By:/s/ ROY T. OLIVER, JR.
                               Name:  Roy T. Oliver, Jr.
                               Title: President

                               Attest:

                               By:/s/ MIKE OLIVER
                               Name:  Mike Oliver
                               Title: Secretary


                               LAND RIG ACQUISITION CORP.

                               By:/s/  MIKE L. MULLEN
                               Name:   Mike L. Mullen
                               Title:  President


                                  /s/  MIKE L. MULLEN
                                       Mike L. Mullen

                                  /s/ ROY T. OLIVER, JR.
                                      Roy T. Oliver, Jr.

                                       38

                                                                      SCHEDULE A

                               DESCRIPTION OF RIGS


Schedule A to this agreement has been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant hereby agrees to provide a copy of Schedule A to the Commission upon its request.

                                       39

                                                                      SCHEDULE B

                            LIST OF LRAC SHAREHOLDERS


Schedule B to this agreement has been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant hereby agrees to provide a copy of Schedule B to the Commission upon its request.

                                       40

                                                                      SCHEDULE C

                                  EXCESS ASSETS


Schedule C to this agreement has been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant hereby agrees to provide a copy of Schedule C to the Commission upon its request.

                                       41

                                                                      SCHEDULE D

                                 RTO LIABILITIES


Schedule D to this agreement has been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant hereby agrees to provide a copy of Schedule D to the Commission upon its request.

                                       42

                                                                       EXHIBIT A

                                 BOARD DESIGNEES

                               William R. Ziegler
                                    Ivar Siem
                               Roy T. Oliver, Jr.
                                Steven A. Webster
                                  Peter M. Holt

                                       43

                                                                       EXHIBIT B

                            FORM OF CREDIT AGREEMENT



The Form of Credit Agreement referenced hereto as Exhibit B does not differ in any material respect from the Form of Credit Agreement filed as Exhibit 10.18 to this Registration Statement. As such, the Form of Credit Agreement has not been included as an exhibit to this agreement.

                                       44
                                                                       EXHIBIT C

               FORM OF LEGAL OPINION OF NOVAKOV, DAVIDSON & FLYNN

D I Industries, Inc.,
         and
DI Merger Sub, Inc.
450 Gears Road
Suite 625
Houston, Texas   77067

Somerset Investment Corp.,
Somerset Capital Partners
         and
Somerset and Drilling Associates, L.L.C.
69 Delaware Avenue
Buffalo, New York  14202

Roy T. Oliver, Jr.
         and
R.T. Oliver, Inc.
6601 S.W. 29th Street
Oklahoma City, Oklahoma 73179

Gentlemen:

                  We have acted as counsel to Mike L. Mullen, an individual ("Mullen"), Land Rig Acquisition Corp., a Delaware corporation ("LRAC"), Mike Mullen Energy Equipment Resource, Inc., a Texas corporation ("MMEER"), and GCT Investments, Inc., a Texas corporation ("GCT"), in connection with (i) the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 7, 1996, among DI Industries, Inc., a Texas corporation ("DI"), DI Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of DI ("Sub"), Mullen, Roy T. Oliver, Jr., an individual ("Oliver"), LRAC and Roy T. Oliver, Inc., an Oklahoma corporation ("RTO"), and the related merger of Sub and RTO with and into LRAC (the "Merger"), (ii) the Non-Competition Agreement dated as of the date hereof among DI, Mullen, Oliver, U.S. Rig and Equipment, Inc., an Oklahoma corporation ("USR&E"), and MMEER (the "Non-Competition Agreement"), and (iii) the Registration Rights Agreement dated May 7, 1996, among DI, Somerset Drilling Associates, L.L.C., Norex Drilling, Ltd., Oliver, USR&E, MMEER, and GCT (the "Registration Rights Agreement"). This opinion is being delivered pursuant to
Section 6.2(c) of the Merger Agreement. Capitalized terms used but not defined herein are used with the same meanings as set forth in the Merger Agreement.

                                       45

                  In connection with the offer, sale and delivery of the shares of DI Common Stock to be issued to the shareholders of LRAC and RTO pursuant to the Merger, DI has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-4 (File No. _____) (the "Registration Statement"), including a Proxy Statement/Prospectus of DI (as amended at the time the Registration Statement became effective, the "Registration Statement" and the "Proxy Statement/Prospectus," respectively).

                  Before rendering the opinions expressed below, we examined the Registration Statement, the Proxy Statement/Prospectus, the Merger Agreement, the Non-Competition Agreement, the Registration Rights Agreement and originals or copies of such corporate records of MMEER, GCT and LRAC, and such agreements and other documents and instruments as we deemed necessary for the purposes of rendering the opinions set forth below. As to matters of fact relevant to the opinions expressed below and as to factual matters arising in connection with our examination of the corporate documents, records and instruments of MMEER, GCT and LRAC, and other documents or writings, we have relied, to the extent we deemed appropriate, upon the representations and warranties made by LRAC in the Merger Agreement, and upon certificates and other communications of public officials and corporate officers of MMEER, GCT and LRAC without further investigation as to the facts set forth therein. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the truthfulness of all statements of facts contained therein, and the due authorization, execution and delivery by each of the parties other than Mullen, LRAC, MMEER and GCT of all documents to which they are parties that were examined by us (including, but not limited to, the Merger Agreement, the Non-Competition Agreement and the Registration Rights Agreement). In addition, we made, except to the extent hereinafter expressly stated, such other investigations as we deemed necessary or appropriate for the purposes of rendering the opinions expressed below, including, without limitation, commissioning and reviewing a search of the public records of those states and localities in which any of the Rigs or LRAC is located with respect to liens or encumbrances of record.

                  Based on the foregoing, and subject to the limitations set forth below, we are of the opinion that:

                  (i) LRAC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of GCT and MMEER is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Each of MMEER, GCT and LRAC has all requisite corporate power and authority to carry on its business as now being conducted;

                  (ii) The certificate of merger prepared for filing with the Secretary of State of Delaware in connection with the Merger complies in all material respects with the requirements of the Delaware General Corporation Law ("DGCL") and upon filing of such certificate with the Secretary of State of Delaware and compliance with the provisions of the Oklahoma General Corporation Act ("OGCA") regarding mergers of Oklahoma corporations with non-Oklahoma

                                       46

corporations, the Merger will become effective in accordance with the terms of the Merger Agreement and the applicable provisions of the DGCL and the OGCA;

                  (iii) The affirmative vote of the holders of a majority of the shares of Common Stock of LRAC outstanding on the record date for the approval of the stockholders of LRAC obtained in accordance with Section 3.3 of the Merger Agreement is the only vote of the holders of any class or series of the capital stock of LRAC necessary to approve the Merger Agreement and the Merger, and such approval has been unanimously obtained;

                  (iv) LRAC has the requisite corporate power to merge with Sub and RTO as contemplated by the Merger Agreement;

                  (v) The execution and delivery of the Merger Agreement did not, and the consummation of the Merger will not, violate any provisions of Certificate of Incorporation or Bylaws of LRAC; the execution and delivery of the Non-Competition Agreement and the Registration Rights Agreement did not, and the performance of the Non-Competition Agreement and the Registration Rights Agreement will not, violate any provisions of Certificate of Incorporation or Bylaws of MMEER; the execution and delivery of the Registration Rights Agreement did not, and the performance of the Registration Rights Agreement will not, violate any provisions of Certificate of Incorporation or Bylaws of GCT;

                  (vi) The Merger Agreement has been duly and validly authorized, executed and delivered by LRAC and is a valid and binding agreement of LRAC, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or court decisions affecting creditors' rights generally and by other general equitable principles; the Registration Rights Agreement has been duly and validly authorized, executed and delivered by each of MMEER and GCT and is a valid and binding agreement of each of MMEER and GCT, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or court decisions affecting creditors' rights generally and by other general equitable principles; and the Non-Competition Agreement has been duly and validly authorized, executed and delivered by MMEER; and

                  (vii) To our knowledge, LRAC and RTO collectively have good and indefeasible title to the Rigs as defined in the Merger Agreement, free and clear of any liens or encumbrances.

                  (viii) None of the shareholders of LRAC have any appraisal rights under the TBCA in connection with the Merger.

                  With respect to the opinion expressed in paragraph (vi) above, we express no opinion as to the availability of specific performance, injunctive relief, reformation or any other equitable remedies with respect to the enforcement of any provision contained in the Merger Agreement, the Registration Rights Agreement or the Non-Competition Agreement, and we have further assumed that the Merger Agreement, the Registration Rights Agreement and the NonCompetition have been duly executed and delivered by the parties thereto other than Mullen,

                                       47

LRAC, GCT and MMEER and constitute the legal, valid and binding obligation of each of such other parties, enforceable in accordance with their terms.

                  Whenever any opinion expressed herein with respect to the existence or absence of facts is qualified by the phrase "to our knowledge" such phrase indicates that, except as otherwise expressed, (i) no information has come to the attention of any partner or associate of this firm who has devoted substantive attention to the transactions contemplated by the Merger Agreement that has given any such person actual knowledge of the existence of such facts,
(ii) we have not undertaken any independent investigation to determine the existence or absence of such facts and (iii) no inference as to our knowledge of the existence of such facts should be drawn from the fact of our representation of Mullen, LRAC, GCT and MMEER or our expression of such opinion.

                  In rendering the foregoing opinions, we render no opinion as to any matters governed by any laws other than the laws of the State of Texas, the applicable provisions of the DGCL and the applicable federal laws of the United States of America. The opinions and statements expressed herein are solely for your benefit and may not be relied upon by any other person without our prior written permission.

                                                  Very truly yours,

                                                  NOVAKOV, DAVIDSON & FLYNN,
                                                  A Professional Corporation

                                       48
                                                                       EXHIBIT D

              FORM OF LEGAL OPINION OF SHORT WIGGINS MARGO & ADLER

D I Industries, Inc.,
         and
DI Merger Sub, Inc.
450 Gears Road
Suite 625
Houston, Texas   77067

Somerset Investment Corp.
Somerset Capital Partners
         and
Somerset and Drilling Associates, L.L.C.
69 Delaware Avenue
Buffalo, New York  14202

Mike L. Mullen
         and
Land Rig Acquisition Corp.
8411 Preston Road
Suite 730, LB2
Dallas, Texas 75225


Gentlemen:

                  We have acted as counsel to Roy T. Oliver, Jr., an individual ("Oliver"), R.T. Oliver, Inc., an Oklahoma corporation ("RTO"), and U. S. Rig and Equipment, Inc., an Oklahoma corporation ("USR&E"), in connection with (i) the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 7, 1996, among DI Industries, Inc., a Texas corporation ("DI"), DI Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of DI ("Sub"), Mike
L. Mullen, an individual ("Mullen"), Oliver, Land Rig Acquisition Corp., a Delaware corporation ("LRAC"), and RTO, and the related merger of Sub and RTO with and into LRAC (the "Merger"), (ii) the Non-Competition Agreement dated as of the date hereof among DI, Mullen, Oliver, USR&E, and Mike Mullen Energy Equipment Resource, Inc., a Texas corporation ("MMEER") (the "Non-Competition Agreement"), and (iii) the Registration Rights Agreement dated May 7, 1996, among DI, Somerset Drilling Associates, L.L.C., Norex Drilling, Ltd., Oliver, USR&E, MMEER and GCT Investments, Inc. (the "Registration Rights Agreement"). This opinion is being delivered pursuant to Section 6.2(d) of the Merger Agreement. Capitalized terms used but not defined herein are used with the same meanings as set forth in the Merger Agreement.

                                       49

                  In connection with the offer, sale and delivery of the shares of DI Common Stock to be issued to the shareholders of LRAC and RTO pursuant to the Merger, DI has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-4 (File No. _____) (the "Registration Statement"), including a Proxy Statement/Prospectus of DI (as amended at the time the Registration Statement became effective, the "Registration Statement" and the "Proxy Statement/Prospectus," respectively).

                  Before rendering the opinions expressed below, we examined the Registration Statement, the Proxy Statement/Prospectus, the Merger Agreement, the Non-Competition Agreement, the Registration Rights Agreement and originals or copies of such corporate records of RTO and USR&E, and such agreements and other documents and instruments as we deemed necessary for the purposes of rendering the opinions set forth below. As to matters of fact relevant to the opinions expressed below and as to factual matters arising in connection with our examination of the corporate documents, records and instruments of RTO and USR&E, and other documents or writings, we have relied, to the extent we deemed appropriate, upon the representations and warranties made by RTO in the Merger Agreement, and upon certificates and other communications of public officials and corporate officers of RTO and USR&E without further investigation as to the facts set forth therein. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the truthfulness of all statements of facts contained therein, and the due authorization, execution and delivery by each of the parties other than Oliver, RTO and USR&E of all documents to which they are parties that were examined by us (including, but not limited to, the Merger Agreement, the Non-Competition Agreement and the Registration Rights Agreement). In addition, we made, except to the extent hereinafter expressly stated, such other investigations as we deemed necessary or appropriate for the purposes of rendering the opinions expressed below, including, without limitation, commissioning and reviewing a search of the public records of those states and localities in which any of the Rigs or RTO is located with respect to liens or encumbrances of record.

                  Based on the foregoing, and subject to the limitations set forth below, we are of the opinion that:

                  (i) RTO is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma. USR&E is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma. Each of RTO and USR&E has all requisite corporate power and authority to carry on its business as now being conducted;

                  (ii) The certificates of merger prepared for filing with the Secretary of State of Delaware and the Secretary of State of Oklahoma in connection with the Merger comply in all material respects with the requirements of the Delaware General Corporation Law ("DGCL") and the Oklahoma General Corporation Act ("OGCA"), respectively, and upon filing of such certificates with the Secretary of State of Delaware and the Secretary of State of Oklahoma, the

                                       50

Merger will become effective in accordance with the terms of the Merger Agreement and the applicable provisions of the DGCL and the OGCA;

                  (iii) The affirmative vote of the holders of a majority of the shares of Common Stock of RTO outstanding on the record date for the approval of the stockholders of RTO obtained in accordance with Section 3.3 of the Merger Agreement is the only vote of the holders of any class or series of the capital stock of RTO necessary to approve the Merger Agreement and the Merger, and such approval has been unanimously obtained;

                  (iv) RTO has the requisite corporate power to merge with Sub and LRAC as contemplated by the Merger Agreement;

                  (v) The execution and delivery of the Merger Agreement did not, and the consummation of the Merger will not, violate any provisions of Certificate of Incorporation or Bylaws of RTO; the execution and delivery of the Non-Competition Agreement did not, and the performance of the Non-Competition will not, violate any provisions of Certificate of Incorporation or Bylaws of USR&E; the execution and delivery of the Registration Rights Agreement did not, and the performance of the Registration Rights Agreement will not, violate any provision of the Certificate of Incorporation or Bylaws of USR&E;

                  (vi) The Merger Agreement has been duly and validly authorized, executed and delivered by RTO and is a valid and binding agreement of RTO, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or court decisions affecting creditors' rights generally and by other general equitable principles; the Registration Rights Agreement has been duly and validly authorized, executed and delivered by USR&E and is a valid and binding agreement of USR&E, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or court decisions affecting creditors' rights generally and by other general equitable principles; and the NonCompetition Agreement has been duly and validly authorized, executed and delivered by USR&E; and

                  (vii) To our knowledge, LRAC and RTO collectively have good and indefeasible title to the Rigs as defined in the Merger Agreement, free and clear of any liens or encumbrances.

                  (viii) None of the shareholders of RTO have any appraisal rights under the OGCA in connection with the Merger.

                  With respect to the opinion expressed in paragraph (vi) above, we express no opinion as to the availability of specific performance, injunctive relief, reformation or any other equitable remedies with respect to the enforcement of any provision contained in the Merger Agreement, the Registration Rights Agreement or the Non-Competition Agreement, and we have further assumed that the Merger Agreement, the Registration Rights Agreement and the NonCompetition have been duly executed and delivered by the parties thereto other than Oliver, RTO and USR&E and constitute the legal, valid and binding obligation of each of such other parties, enforceable in accordance with their terms.

                                       51

                  Whenever any opinion expressed herein with respect to the existence or absence of facts is qualified by the phrase "to our knowledge" such phrase indicates that, except as otherwise expressed, (i) no information has come to the attention of any partner or associate of this firm who has devoted substantive attention to the transactions contemplated by the Merger Agreement that has given any such person actual knowledge of the existence of such facts,
(ii) we have not undertaken any independent investigation to determine the existence or absence of such facts and (iii) no inference as to our knowledge of the existence of such facts should be drawn from the fact of our representation of Oliver, RTO and USR&E or our expression of such opinion.

                  In rendering the foregoing opinions, we render no opinion as to any matters governed by any laws other than the laws of the State of Oklahoma, the applicable provisions of the DGCL and the applicable federal laws of the United States of America. The opinions and statements expressed herein are solely for your benefit and may not be relied upon by any other person without our prior written permission.

                                          Very truly yours,

                                          WIGGINS MARGO & ADLER

                                       52

                FORM OF LEGAL OPINION OF COKINOS, BOSIEN & YOUNG

Somerset Investment Corp.,
Somerset Capital Partners
         and
Somerset and Drilling Associates, L.L.C.
69 Delaware Avenue
Buffalo, New York  14202

Roy T. Oliver, Jr.
         and
R.T. Oliver, Inc.
6601 S.W. 29th Street
Oklahoma City, Oklahoma 73179

Mike L. Mullen
         and
Land Rig Acquisition Corp.
8411 Preston Road
Suite 730, LB2
Dallas, Texas 75225

Gentlemen:

                  We have acted as counsel to DI Industries, Inc., a Texas corporation ("DI"), and DI Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of DI ("Sub"), in connection with (i) the Agreement and Plan of Merger (the "Somerset Merger Agreement") dated as of May 7, 1996, between DI and Somerset Investment Corp., a Texas corporation ("Somerset Sub"), and the related merger of Somerset Sub with and into DI (the "Somerset Merger"), (ii) the Agreement and Plan of Merger (the "M/O Merger Agreement" and, together with the Somerset Merger Agreement, the "Merger Agreements") dated as of May 7, 1996, among DI, Sub, Mike L. Mullen, an individual ("Mullen"), Roy T. Oliver, Jr., an individual ("Oliver"), R.T. Oliver, Inc., an Oklahoma corporation ("RTO"), and Land Rig Acquisition Corp., a Delaware corporation ("LRAC"), and the related mergers of RTO and Sub with and into LRAC (the "M/O Merger" and, together with the Somerset Merger, the "Mergers"), (iii) the Registration Rights Agreement dated May 7, 1996, among Somerset Drilling Associates, L.L.C., a Delaware limited liability company ("Somerset L.L.C."), Norex Drilling, Ltd., Oliver, U.S. Rig and Equipment, Inc., Mike Mullen Energy Equipment Resource, Inc., GCT Investments, Inc., and DI (the "Registration Rights Agreement"), and (iv) the Investment Monitoring Agreement dated May 7, 1996, among DI, Somerset L.L.C. and Somerset Capital Partners (the "Investment Monitoring Agreement"). This opinion is being delivered pursuant to Section 6.3(d) of each of

                                       53

the Merger Agreements. Capitalized terms used but not defined herein are used with the same meanings as set forth in the Merger Agreements.

                  In connection with the offer, sale and delivery of the shares of DI Common Stock to be issued to the shareholders of Somerset Sub, RTO and LRAC pursuant to the Mergers, DI has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-4 (File No. _____) (the "Registration Statement"), including a Proxy Statement/Prospectus of DI (as amended at the time the Registration Statement became effective, the "Registration Statement" and the "Proxy Statement/Prospectus," respectively).

                  Before rendering the opinions expressed below, we examined the Registration Statement, the Proxy Statement/Prospectus, the Merger Agreements, the Registration Rights Agreement, the Investment Monitoring Agreement and originals or copies of such corporate records of DI, Sub, and such agreements and other documents and instruments as we deemed necessary for the purposes of rendering the opinions set forth below. As to matters of fact relevant to the opinions expressed below and as to factual matters arising in connection with our examination of the corporate documents, records and instruments of DI and Sub, and other documents or writings, we have relied, to the extent we deemed appropriate, upon the representations and warranties made by DI and Sub in the Merger Agreements, and upon certificates and other communications of public officials and corporate officers of DI and Sub without further investigation as to the facts set forth therein. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the truthfulness of all statements of facts contained therein, and the due authorization, execution and delivery by the parties other than DI and Sub of all documents to which they are parties that were examined by us (including, but not limited to, the Merger Agreements, the Registration Rights Agreement and the Investment Monitoring Agreement). In addition, we made, except to the extent hereinafter expressly stated, such other investigations as we deemed necessary or appropriate for the purposes of rendering the opinions expressed below.

                  Based on the foregoing, and subject to the limitations set forth below, we are of the opinion that:

                  (i) DI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on its business as now being conducted as described in the Proxy Statement/Prospectus; and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on the business now being conducted by DI as described in the Proxy Statement/Prospectus;

                  (ii) The certificate of merger prepared for filing with the Secretary of State of Delaware in connection with the M/O Merger complies in all material respects with the requirements of the Delaware General Corporation Law ("DGCL") and the articles of merger prepared for filing with the Secretary of State of Texas in connection with the Somerset Merger

                                       54

comply in all material respects with the requirements of the Texas Business Corporation Act ("TBCA"), and upon filing of such certificate with the Secretary of State of Delaware, filing of such articles with the Secretary of State of Texas, compliance with the provisions of the Oklahoma General Corporation Act ("OGCA") regarding mergers of Oklahoma corporations with non-Oklahoma corporations, and the issuance of a certificate of merger with respect to the Somerset Merger by the Secretary of State of Texas, the Mergers will become effective in accordance with the terms of the Merger Agreements and the applicable provisions of the DGCL, the TBCA and the OGCA;

                  (iii) The affirmative vote of the holders of two thirds of the shares of DI Common Stock outstanding on the record date for the approval of the stockholders of DI obtained in accordance with Section 4.2 of each of the Merger Agreements is the only vote of the holders of any class or series of the capital stock of DI necessary to approve the Merger Agreements and the Mergers;

                  (iv) DI has the requisite corporate power to merge with Somerset Sub as contemplated by the Somerset Merger Agreement and issue the DI Common Stock as contemplated by the Merger Agreements, and Sub has the requisite corporate power to merge with RTO and LRAC as contemplated by the M/O Merger Agreement;

                  (v) The execution and delivery of the Merger Agreements, the Registration Rights Agreement and the Investment Monitoring Agreement did not, and the consummation of the Mergers and the performance of the Registration Rights Agreement and the Investment Monitoring Agreement will not, violate any provisions of the Articles of Incorporation or Bylaws of DI or Sub and, to our knowledge, will not violate or constitute a breach under, or require the consent of any party to, any agreement or instrument to which DI or Sub is a party or to which any of their assets are subject which has not been obtained, including the consent of Nordlandsbanken AS under the Loan Agreement between Drillers, Inc., a wholly owned Subsidiary of DI, and Nordlandsbanken AS dated December 12, 1994, and the consent of Charter National Bank, which consent has been obtained;

                  (vi) Each of the Merger Agreements, the Registration Rights Agreement and the Investment Monitoring Agreement has been duly and validly authorized, executed and delivered by DI, and each of the Merger Agreements, the Registration Rights Agreement and the Investment Monitoring Agreement is a valid and binding agreement of DI, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or court decisions affecting creditors' rights generally and by other general equitable principles; and the M/O Merger Agreement has been duly and validly authorized, executed and delivered by Sub, and the M/O Merger Agreement is a valid and binding agreement of Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or court decisions affecting creditors' rights generally and by other general equitable principles;

                  (vii) The Registration Statement has become effective under the Act, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been

                                       55

issued and no proceedings for such purpose have been initiated or are pending or threatened by the Commission under the Act;

                  (viii) The shares of DI Common Stock to be delivered in connection with the Mergers are duly authorized and reserved for issuance and, when issued in accordance with the terms and conditions of the Merger Agreements, will be validly issued, fully paid and nonassessable; and

                  (ix) The subscription of Norex Drilling, Ltd. for 4,000 shares of DI Series B Preferred Stock has been canceled and the $4 million subscription price has been repaid with $4 million borrowed from Norex Drilling, Ltd. pursuant to the Credit Agreement of even date herewith between DI and Norex Drilling, Ltd.; and all of the DI Series B Warrants have been surrendered and canceled.

                  With respect to the opinion expressed in paragraph (vi) above, we express no opinion as to the availability of specific performance, injunctive relief, reformation or any other equitable remedies with respect to the enforcement of any provision contained in any of the Merger Agreements, the Registration Rights Agreement or the Investment Monitoring Agreement, and we have further assumed that the Merger Agreements, the Registration Rights Agreement and the Investment Monitoring Agreement have been duly executed and delivered by the parties thereto other than DI and Sub and constitute the legal, valid and binding obligation of each of the parties thereto other than DI and Sub, enforceable in accordance with their terms.

                  Whenever any opinion expressed herein with respect to the existence or absence of facts is qualified by the phrase "to our knowledge" such phrase indicates that, except as otherwise expressed, (i) no information has come to the attention of any partner or associate of this firm who has devoted substantive attention to the transactions contemplated by the Merger Agreement that has given any such person actual knowledge of the existence of such facts,
(ii) we have not undertaken any independent investigation to determine the existence or absence of such facts and (iii) no inference as to our knowledge of the existence of such facts should be drawn from the fact of our representation of DI and Sub or our expression of such opinion.

                  In rendering the foregoing opinions, we render no opinion as to any matters governed by any laws other than the laws of the State of Texas, the applicable provisions of the DGCL and the applicable federal laws of the United States of America. The opinions and statements expressed herein are solely for your benefit and may not be relied upon by any other person without our prior written permission.

                                                   Very truly yours,


                                                   COKINOS, BOSIEN & YOUNG

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                                                                       EXHIBIT F

                        FORM OF NON-COMPETITION AGREEMENT

The Form of Non-Competition Agreement referenced hereto as Exhibit F does not differ in any material respect from the Form of Non-Competition Agreement filed as Exhibit 10.14 to this Registration Statement. As such, the Form of Non-Competition Agreement has not been included as an exhibit to this agreement.

                                       57

                                                                       EXHIBIT G

                                 FORM OF WARRANT

The Form of Warrant referenced hereto as Exhibit G does not differ in any material respect from the Form of Warrant filed as Exhibit 10.11 to this Registration Statement. As such, the Form of Warrant has not been included as an exhibit to this agreement.

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